                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-12

                            R. G. BARRY CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------

     (5)  Total fee paid:

          ----------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ----------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------

     (3)  Filing Party:

          ----------------------------------------------------------------------

     (4)  Date Filed:

          ----------------------------------------------------------------------

                         [R. G. BARRY CORPORATION LOGO]

                            R. G. BARRY CORPORATION
                            13405 YARMOUTH ROAD N.W.
                            PICKERINGTON, OHIO 43147

                                                                  April 22, 2005

To Our Shareholders:

     You are cordially invited to attend the 2005 Annual Meeting of Shareholders of R. G. Barry Corporation, which will be held at 11:00 a.m., local time, on Friday, May 20, 2005, at our executive offices located at 13405 Yarmouth Road N.W., Pickerington, Ohio 43147.

     The formal Notice of Annual Meeting of Shareholders and Proxy Statement are enclosed. The Board of Directors has nominated three directors for terms to expire at the 2008 Annual Meeting of Shareholders. The Board recommends that you vote FOR the nominees.

     You are also being asked to consider and vote upon a proposal to approve the R. G. Barry Corporation 2005 Long-Term Incentive Plan. The Board of Directors recommends that you vote FOR this proposal.

     On behalf of the Board and management, I cordially invite you to attend the Annual Meeting. Whether or not you plan to attend the Annual Meeting and regardless of the number of shares you own, it is important that your shares be represented and voted at the Annual Meeting. Accordingly, after reading the enclosed Proxy Statement, please complete, sign and date the enclosed proxy card and mail it promptly in the reply envelope provided for your convenience.

     Thank you for your continued support.

                                          Very truly yours,

                                          /s/ Thomas M. Von Lehman
                                          Thomas M. Von Lehman,
                                          President and Chief Executive Officer

                         [R. G. BARRY CORPORATION LOGO]

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                            R. G. BARRY CORPORATION
                            13405 YARMOUTH ROAD N.W.
                            PICKERINGTON, OHIO 43147
                                 (614) 864-6400

                                                              Pickerington, Ohio
                                                                  April 22, 2005

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of R. G. Barry Corporation (the "Company") will be held at the executive offices of the Company at 13405 Yarmouth Road N.W., Pickerington, Ohio 43147, on Friday, May 20, 2005, at 11:00 a.m., local time, for the following purposes:

          1. To elect three directors to serve for a term of three years each.

          2. To consider and vote upon a proposal to approve the R. G. Barry Corporation 2005 Long-Term Incentive Plan.

          3. To transact any other business which properly comes before the Annual Meeting or any adjournment.

     Shareholders of record at the close of business on March 21, 2005, will be entitled to receive notice of and to vote at the Annual Meeting and any adjournment.

     You are cordially invited to attend the Annual Meeting. The vote of each shareholder is important, whatever the number of shares held. Whether or not you plan to attend the Annual Meeting, please sign, date and return your proxy card promptly in the enclosed envelope. If you are a registered shareholder and attend the Annual Meeting, you may revoke your proxy and vote in person. Attending the Annual Meeting will not, in and of itself, revoke a proxy.

                                          By Order of the Board of Directors,

                                          /s/ Thomas M. Von Lehman
                                          Thomas M. Von Lehman,
                                          President and Chief Executive Officer

                            R. G. BARRY CORPORATION
                            13405 YARMOUTH ROAD N.W.
                            PICKERINGTON, OHIO 43147
                                 (614) 864-6400

                                PROXY STATEMENT

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the "Board") of R. G. Barry Corporation (the "Company," "R. G. Barry," "we" or "us") of proxies for use at the Annual Meeting of Shareholders (the "Annual Meeting") to be held on Friday, May 20, 2005, or at any adjournment. The Annual Meeting will be held at 11:00 a.m., local time, at our executive offices located at 13405 Yarmouth Road N.W., Pickerington, Ohio. The facility is located east of Columbus, Ohio, immediately south of the intersection of Interstate 70 and State Route 256. This Proxy Statement and the accompanying proxy card were first sent or given to shareholders on or about April 22, 2005.

     You may ensure your representation at the Annual Meeting by completing, signing, dating and promptly returning the enclosed proxy card. A return envelope, which requires no postage if mailed in the United States, has been provided for your use. You may revoke your proxy at any time before it is actually voted at the Annual Meeting by (i) giving written notice of revocation to the Secretary of the Company at the address shown on the cover page of this Proxy Statement; (ii) executing and returning a later-dated proxy card which is received by the Company prior to the Annual Meeting; or (iii) if you are a registered shareholder, attending the Annual Meeting and giving notice of revocation in person. Attending the Annual Meeting will not, in and of itself, revoke a previously appointed proxy.

     Shareholders holding shares in "street name" with a broker, financial institution or other record holder may be eligible to appoint their proxy electronically via the Internet or telephonically and may incur costs associated with electronic access, such as usage charges from Internet access providers and telephone companies. Shareholders holding shares in "street name" should review the information provided to them by the record holder. This information will describe the procedures to be followed in instructing the holder of record how to vote the "street name" shares and how to revoke previously given instructions.

     We will bear the costs of preparing, printing and mailing this Proxy Statement, the accompanying proxy card and any other related materials and all other costs incurred in connection with the solicitation of proxies on behalf of the Board, other than the Internet access and telephone usage charges described above. The Company has engaged D. F. King & Co., Inc. to assist in the solicitation of proxies from shareholders at a fee of not more than $5,000, plus reimbursement of reasonable out-of-pocket expenses. Proxies will be solicited by mail and may be further solicited by further mailing, personal contact, telephone, electronic mail or facsimile by directors, officers and regular employees of the Company, none of whom will receive additional compensation for these solicitation activities. We will also pay the standard charges and expenses of brokers, voting trustees, financial institutions and other custodians, nominees and fiduciaries, who are record holders of shares not beneficially owned by them, for forwarding our proxy materials to, and obtaining proxies from, the beneficial owners of shares entitled to vote at the Annual Meeting.

     Our Annual Report to Shareholders for the fiscal year ended January 1, 2005 (the "2004 fiscal year") is being delivered with this Proxy Statement.

                            VOTING AT ANNUAL MEETING

     Only shareholders of record at the close of business on March 21, 2005, are entitled to receive notice of and to vote at the Annual Meeting and any adjournment. At the close of business on the record date, 9,836,602 shares were outstanding and entitled to vote. Each share entitles the holder to one vote on each matter to be submitted to shareholders at the Annual Meeting. There is no cumulative voting in the election of directors. A quorum for the Annual Meeting is a majority of the outstanding shares.

     The results of shareholder voting will be tabulated by the inspectors of election appointed for the Annual Meeting. Shares represented by properly executed proxies returned to the Company prior to the Annual Meeting, will be counted toward the establishment of a quorum for the Annual Meeting even though they are marked "ABSTAIN" or "AGAINST" or to withhold authority on any or all matters or are not marked at all. "Broker non-votes" are shares held of record by brokers or other nominees which are present in person or by proxy at the meeting, but which are not voted because instructions have not been received from the beneficial owner with respect to a particular matter over which the broker or nominee does not have discretionary authority to vote. Broker non-votes are counted toward the establishment of a quorum. If you do not return a proxy card and your shares are held in "street name," your broker may be permitted, under the applicable rules of the self regulatory organizations of which it is a member, to vote your shares in its discretion on certain matters that are deemed to be routine. The election of directors is considered routine; the approval of the 2005 Long-Term Incentive Plan is not.

     Those shares represented by properly executed proxies which are received prior to the Annual Meeting and not revoked, will be voted as directed by the shareholder. All valid proxies received prior to the Annual Meeting which do not specify how shares should be voted will be voted FOR the Board's nominees listed below under "ELECTION OF DIRECTORS" and will be voted FOR the approval of the 2005 Long-Term Incentive Plan unless the proxy represents a broker non-vote.

                                SHARE OWNERSHIP

     The following table furnishes information regarding the beneficial ownership of shares by each person known to the Company to beneficially own more than 5% of the outstanding shares as of March 21, 2005 (unless otherwise indicated):

                                                         AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP
                                          -----------------------------------------------------------------------
                                              SOLE        SHARED       SOLE          SHARED                         PERCENT
NAME AND ADDRESS                             VOTING       VOTING    DISPOSITIVE    DISPOSITIVE                         OF
OF BENEFICIAL OWNER                           POWER       POWER        POWER          POWER           TOTAL         CLASS(1)
-------------------                       -------------   ------   -------------   -----------   ----------------   --------
Steven C. Leonard                            129,802(2)      --       129,802(2)   906,170(2)        1,035,972(2)     10.5%
P.O. Box 710
Rancho Santa Fe, CA 92067

Gordon Zacks                              889,842(3)(4)      --    442,716(3)(4)           --       889,842(3)(4)      8.9%
13405 Yarmouth Road N.W.
Pickerington, OH 43147

Dimensional Fund Advisors Inc.               621,889(5)      --       621,889(5)           --          621,889(5)      6.3%
1299 Ocean Avenue, 11th Floor
Santa Monica, CA 90401

Schneider Capital Management Corporation     521,400(6)      --       521,400(6)           --          521,400(6)      5.3%
460 E. Swedesford Road,
Suite 1080
Wayne, PA 19087

---------------

(1) The percent of class is based upon the sum of 9,836,602 shares outstanding on March 21, 2005, and the number of shares, if any, as to which the named person has the right to acquire beneficial ownership upon the exercise of options which are currently exercisable or which will become exercisable by May 20, 2005.

(2) Based on information contained in a Schedule 13G amendment filed with the SEC on July 16, 2004, Mr. Leonard may be deemed to have beneficially owned 1,035,972 shares as of June 30, 2004, of which 906,170 shares were beneficially owned by Pacifica Capital Investments, LLC ("PCI"), a registered investment adviser. Mr. Leonard is the managing member of PCI. All shares beneficially owned by PCI are held in managed accounts. PCI possesses dispositive power, but not voting power, over its managed accounts.

(3) Includes 171,392 shares held of record by Mr. Zacks, and 133,394 shares as to which Mr. Zacks has the right to acquire beneficial ownership upon the exercise of options which are currently exercisable or will become exercisable by May 20, 2005. Excludes 14,967 shares held of record and owned beneficially by the spouse of Mr. Zacks as to which Mr. Zacks has no voting or dispositive power and disclaims beneficial ownership.

(4) Gordon Zacks is the voting trustee of the Zacks-Streim Voting Trust (the "Voting Trust") and exercises sole voting power as to the 585,056 shares deposited in the Voting Trust. The owners of the shares deposited in the Voting Trust retain dispositive power with respect to those shares (subject to certain limitations on the right to remove the shares from the Voting Trust). Mr. Zacks is the owner of, and retains dispositive power as to, 137,930 of the shares deposited in the Voting Trust. Mr. Zacks' mother, Florence Zacks Melton, as trustee under a trust created by the will of Aaron Zacks, deceased, is the owner of the balance of the shares deposited in the Trust. Mr. Zacks is the remainder beneficiary of the trust created by that will. The Voting Trust will continue in existence until October 29, 2005, unless extended or terminated in accordance with its terms.

(5) Based on information contained in a Schedule 13G amendment filed with the SEC on February 9, 2005, Dimensional Fund Advisors Inc., a registered investment adviser ("Dimensional"), may be deemed to have beneficially owned 621,889 shares as of December 31, 2004, all of which were held in portfolios of four investment companies to which Dimensional furnishes investment advice and of other commingled group trusts and separate accounts for which Dimensional serves as investment manager. In its role as investment advisor and investment manager, Dimensional possesses voting and dispositive power over the shares owned by these portfolios. Dimensional disclaims beneficial ownership of these shares.

(6) Based on information contained in a Schedule 13G amendment filed with the SEC on February 11, 2005, Schneider Capital Management Corporation, a registered investment adviser, had sole voting and sole dispositive power over 521,400 shares as of December 31, 2004.

     The following table furnishes information regarding the beneficial ownership of shares, as of March 21, 2005, for each of the current directors, the nominees for election as director, each of the individuals named in the Summary Compensation Table on page 14 and all current executive officers and directors as a group:

                                             AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP(1)
                                          --------------------------------------------------
                                                            SHARES WHICH CAN BE
                                                               ACQUIRED UPON
                                                            EXERCISE OF OPTIONS
                                                           CURRENTLY EXERCISABLE
                                                           OR WHICH WILL BECOME                PERCENT
NAME OF                                       SHARES        EXERCISABLE WITHIN                    OF
BENEFICIAL OWNER                          PRESENTLY HELD          60 DAYS            TOTAL     CLASS(2)
----------------                          --------------   ---------------------   ---------   --------
Christian Galvis........................       74,565(3)          100,250            174,815      1.6%
David P. Lauer..........................           --               6,250              6,250       (4)
Roger E. Lautzenhiser...................       11,000               6,250             17,250       (4)
Janice Page.............................        2,000               6,250              8,250       (4)
Edward M. Stan..........................       34,557(5)            6,250             40,807       (4)
Harvey A. Weinberg......................        2,825               6,250              9,075       (4)
Gordon Zacks............................      756,448(6)          133,394            889,842      8.9%
Thomas M. Von Lehman....................      116,975             150,000            266,975      2.7%
Daniel D. Viren.........................        2,500              75,000             77,500       (4)
Harry F. Miller.........................       13,830              67,743             81,573       (4)
Donald G. Van Steyn.....................       24,900              30,000             54,900       (4)
All current directors and executive
  officers as a group (numbering
  10)(7)................................    1,014,700             557,637          1,572,337     15.1%

---------------

(1) Unless otherwise indicated, the beneficial owner has sole voting and dispositive power as to all of the shares reflected in the table.

(2) See footnote (1) to the preceding table.

(3) Excludes 572 shares held of record and owned beneficially by Mr. Galvis' spouse as to which he exercises no voting or dispositive power and disclaims beneficial ownership.

(4) Represents ownership of less than 1% of the outstanding shares of the Company.

(5) Includes 2,200 shares held jointly by Mr. Stan and his spouse.

(6) See footnotes (3) and (4) to preceding table.

(7) Includes the seven directors identified in the table and Messrs. Miller, Viren and Von Lehman.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     To the Company's knowledge, based solely on a review of the forms furnished to the Company and written representations that no other forms were required, during the 2004 fiscal year, all filing requirements applicable to officers, directors and greater than 10% beneficial owners of the Company under Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), were complied with.

                             ELECTION OF DIRECTORS
                               (ITEM 1 ON PROXY)

     There are currently seven individuals serving as members of the Board -- three in the class whose terms expire at the 2005 Annual Meeting, three in the class whose terms expire in 2006 and one in the class whose terms expire in 2007. Only one director in the class of directors whose terms expire in 2007, Edward Stan, was elected at the 2004 Annual Meeting and there are currently two vacancies in this class. The Nominating and Governance Committee is seeking qualified candidates to fill those vacancies.

     The Nominating and Governance Committee has nominated two current directors for re-election at the Annual Meeting -- Roger Lautzenhiser and Gordon
Zacks -- and has also nominated Thomas Von Lehman, the President and Chief Executive Officer of the Company, for election to the Board. Christian Galvis, a current director of the Company whose term expires at the 2005 Annual Meeting, informed the Board that he did wish to stand for re-election at the meeting and, accordingly, has not been renominated.

     Although the Company is no longer listed on the New York Stock Exchange ("NYSE"), to determine the independence of its directors, the Company uses the independence standards set forth in the NYSE Listed Company Manual (the "NYSE Rules"). The Board has reviewed, considered and discussed each director's relationships, either directly or indirectly, with the Company and its subsidiaries and the compensation each director receives, directly or indirectly, from the Company and its subsidiaries in order to determine whether such director meets the independence requirements of the NYSE Rules and the applicable rules and regulations of the SEC (the "SEC Rules"). The Board has determined that each of David P. Lauer, Janice Page, Edward M. Stan and Harvey
A. Weinberg, who comprise a majority of the Board, have no relationships with the Company either directly or indirectly, including, without limitation, any commercial, industrial, banking, consulting, legal, accounting, charitable or familial relationship, other than serving as a director and holding shares of the Company (and in the case of Mr. Stan, receiving retirement benefits as a former executive officer of the Company whose employment ended in 1985) and thus qualify as independent. Christian Galvis, Roger Lautzenhiser and Gordon Zacks may not qualify as independent directors. If elected, Mr. Von Lehman would not qualify as an independent director.

     The Board proposes that the nominees identified below be elected for a term of three years, and until their successors are elected and qualified. The individuals named as proxies in the accompanying proxy card intend to vote the shares represented by the proxies received under this solicitation for the Board's nominees unless otherwise instructed on the proxy card. Shares as to which the authority to vote is withheld will not be counted toward the election of directors or toward the election of the individual nominees specified on the proxy card.

     The following information, as of March 21, 2005, concerning the age, principal occupation, other affiliations and business experience of each nominee for election has been furnished to the Company by each nominee.

                                                                         DIRECTOR OF
                                                                             THE
                                              POSITION(S) HELD             COMPANY        NOMINEE
                                            WITH THE COMPANY AND         CONTINUOUSLY    FOR TERM
NOMINEE                          AGE       PRINCIPAL OCCUPATION(S)          SINCE       EXPIRING IN
-------                          ---   -------------------------------   ------------   -----------
Gordon Zacks...................  72    Chairman of the Board since May       1959          2008
                                         28, 2004, Senior Chairman of
                                         the Board from March 10, 2004
                                         to May 28, 2004, Chairman of
                                         the Board and Chief Executive
                                         Officer from 1979 to March
                                         10, 2004, President from 1992
                                         to February 1999 and from
                                         August 2002 to March 10,
                                         2004, and a Director of the
                                         Company
Roger E. Lautzenhiser..........  51    Director of the Company;              1999          2008
                                         Managing Partner, Cincinnati
                                         office, since November 2000,
                                         and Partner, Columbus office,
                                         from 1986 to November 2000,
                                         Vorys, Sater, Seymour and
                                         Pease LLP, attorneys at
                                         law(1)
Thomas M. Von Lehman...........  55    President and Chief Executive           --          2008
                                         Officer of the Company since
                                         March 10, 2004; Principal and
                                         Senior Project Director, from
                                         2001 to March 10, 2004 of The
                                         Meridian Group, consultants;
                                         Vice President, Specialty
                                         Chemicals from 1996 to 2001,
                                         PPG Industries, Inc., glass
                                         and chemical manufacturers

---------------

(1) Vorys, Sater, Seymour and Pease LLP rendered legal services to the Company during the 2004 fiscal year and continue to do so.

     THE BOARD RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEES NAMED ABOVE.

     While it is contemplated that all nominees will stand for election, if one or more nominees at the time of the Annual Meeting should be unavailable or unable to serve as a candidate for election as a director, the individuals designated to vote the proxies reserve full discretion to vote the shares represented by the proxies they hold for the election of the remaining nominees and for the election of any substitute nominee designated by the Board upon recommendation by the Nominating and Governance Committee. The Board knows of no reason why any of the individuals identified in the above table will be unavailable or unable to serve if elected to the Board.

     The following information, as of March 21, 2005, concerning the age, principal occupation, other affiliations and business experience of the directors of the Company whose terms extend beyond the Annual Meeting has been furnished to the Company by each director.

                                                                         DIRECTOR OF
                                                                             THE
                                              POSITION(S) HELD             COMPANY
                                            WITH THE COMPANY AND         CONTINUOUSLY      TERM
NAME                             AGE       PRINCIPAL OCCUPATION(S)          SINCE       EXPIRING IN
----                             ---   -------------------------------   ------------   -----------
Janice Page....................  56    Director of the Company;              2000          2006
                                         consultant on merchandising,
                                         buying, marketing, retail
                                         store operations and
                                         management since 1997; Senior
                                         (Group) Vice President,
                                         Sears, Roebuck and Co. from
                                         1992 to 1997(1)
Harvey A. Weinberg.............  67    Director of the Company;              2001          2006
                                       private investor; former
                                         Chairman of the Board and
                                         Chief Executive Officer of
                                         Hartmarx Corporation,
                                         clothiers (2)
David P. Lauer.................  62    Director of the Company;              2003          2006
                                         President and Chief Operating
                                         Officer of Bank One,
                                         Columbus, NA from June 1997
                                         until his retirement in
                                         January 2001; Managing
                                         Partner, Columbus office,
                                         Deloitte & Touche LLP from
                                         January 1989 until he retired
                                         in June 1997; Certified
                                         Public Accountant since
                                         1968(3)
Edward M. Stan.................  80    Director of the Company;              1971          2007
                                         President, Edward M. Stan and
                                         Associates, importers

---------------

(1) Ms. Page is also a director of Kellwood Company and American Eagle Outfitters, Inc.

(2) Mr. Weinberg is also a director of Syms Corp and Kellwood Company.

(3) Mr. Lauer is also a director of Wendy's International, Inc., AirNet Systems, Inc., Huntington Bancshares Incorporated and Diamond Hill Investment Group, Inc.

     There are no family relationships among any of the directors, nominees for election as directors and executive officers of the Company.

MEETINGS OF AND COMMUNICATIONS WITH THE BOARD

     The Board held 30 meetings during the 2004 fiscal year. Each director attended 75% or more of the aggregate of the total number of meetings held by the Board and the number of meetings held by the Board committees on which he or she served, in each case during the period he or she served in the 2004 fiscal year.

     In accordance with the Company's Corporate Governance Guidelines, the directors who are not employees of the Company ("Non-Employee Directors") meet, without management present, at regularly scheduled executive sessions. The executive sessions are chaired by the Chairman of the Board.

     The Board believes it is important for shareholders to have a process to send communications to the Board and its individual members. Accordingly, shareholders who wish to communicate with the Board, the non-employee directors as a group or a particular director may do so by sending a letter to such individual or individuals, in care of Daniel Viren, Secretary, at the Company's executive offices, 13405 Yarmouth Road N.W., Pickerington, Ohio 43147. The mailing envelope must contain a clear notation indicating that the enclosed letter is a "Shareholder -- Board Communication," "Shareholder -- Director Communication" or "Shareholder -- Non-Employee Director Communication," as appropriate. All such letters must identify the author as a shareholder and clearly state whether the intended recipients are all members of the Board or certain specified individual directors. The Company's Secretary will make copies of all such letters and circulate them to the appropriate director or directors. There is no screening process in respect of shareholder communications.

     Although the Company does not have a formal policy requiring members of the Board to attend annual meetings of the shareholders, the Company encourages all incumbent directors and director nominees to attend each annual meeting of shareholders. All of the then incumbent directors attended the Company's last annual meeting of shareholders held on May 27, 2004.

COMMITTEES OF THE BOARD

     The Board has three standing committees -- the Audit Committee, the Compensation Committee and the Nominating and Governance Committee.

  AUDIT COMMITTEE

     The Audit Committee consists of David Lauer, Janice Page, Edward Stan and Harvey Weinberg. The Board has determined that each member of the Audit Committee qualifies as an independent director under the applicable NYSE Rules and under SEC Rule 10A-3.

     The Board has also determined that David Lauer and Edward Stan qualify as "audit committee financial experts" for purposes of Item 401(h) of SEC Regulation S-K. In addition to the qualification of Messrs. Lauer and Stan as "audit committee financial experts," the Board believes that each member of its Audit Committee is highly qualified to discharge his or her duties on behalf of the Company and its subsidiaries and satisfies the financial literacy requirement of the NYSE Rules.

     David Lauer currently serves on the audit committees of four public companies, including R. G. Barry. The Board has determined that such simultaneous service does not and will not impair his ability to serve effectively on the Company's Audit Committee.

     The Audit Committee is organized and conducts its business pursuant to a written charter. The Audit Committee's charter, as amended, is attached as Appendix A to this Proxy Statement. A copy of the charter is also posted on the "Investor & Financial Information -- Board of Directors" page of the Company's website at www.rgbarry.com.

     The Audit Committee's duties and responsibilities are set forth in its charter. Its primary functions are to assist the Board in its oversight of: (1) the integrity of the Company's financial statements; (2) the Company's compliance with legal and regulatory requirements; (3) the independent auditors' qualifications and independence; and (4) the performance of the Company's internal audit function and independent auditors. The Audit Committee's specific responsibilities include: (1) selecting, appointing and retaining the Company's independent auditors for each fiscal year and determining the terms of engagement, including the proposed fees and terms of service; (2) overseeing and evaluating the work of the independent auditors; (3) reviewing and approving in advance all audit and all permitted non-audit services; (4) reviewing the independence and objectivity of the independent auditors; (5) determining hiring policies for employees or former employees of the independent auditors; (6) reviewing the Company's accounting policies and practices; (7) reviewing the activities of the Company's independent auditors and personnel responsible for the internal audit function; (8) preparing an annual report for inclusion in the Company's proxy statement; and (9) other matters required by applicable SEC Rules.

     The Audit Committee met eight times during the 2004 fiscal year. The Audit Committee's report relating to the 2004 fiscal year begins on page 37.

  COMPENSATION COMMITTEE

     The Compensation Committee is comprised of David Lauer, Janice Page, Edward Stan and Harvey Weinberg. The Board has determined that each member of the Compensation Committee qualifies as independent under the NYSE Rules, is a "non-employee" director for purposes of SEC Rules and is an "outside director" under applicable tax laws. The Compensation Committee is organized and conducts its business pursuant to a written charter adopted by the Board. A copy of the Compensation Committee's charter is posted on the "Investor & Financial Information -- Board of Directors" page of the Company's website at www.rgbarry.com.

     The Compensation Committee's charter sets forth the duties and responsibilities of the Compensation Committee, which include: (1) reviewing, approving and overseeing the Company's executive compensation policy; (2) evaluating the performance of the Chief Executive Officer of the Company in light of corporate goals and objectives approved by the Compensation Committee;
(3) establishing the long-term incentive component of the Chief Executive Officer's compensation; (4) determining whether the Company should enter into employment agreements with its executive officers; (5) approving the annual salary, bonus, stock options and other benefits, direct and indirect, of the other senior executives of the Company; (6) administering the Company's stock option plans; (7) reviewing new executive compensation programs and, on a periodic basis, the operation of the Company's existing executive compensation programs; (8) making recommendations to the full Board with respect to incentive-compensation plans and equity-based plans; (9) determining director and committee member/chairperson compensation for non-employee directors; and
(10) preparing an annual report on executive compensation for inclusion in the Company's proxy statement.

     The Compensation Committee met three times during the 2004 fiscal year. The Compensation Committee's report on executive compensation for the 2004 fiscal year begins at page 11.

  NOMINATING AND GOVERNANCE COMMITTEE

     The Nominating and Governance Committee consists of David Lauer, Janice Page, Edward Stan and Harvey Weinberg. The Board has determined that each member of the Nominating and Governance Committee qualifies as independent under the NYSE Rules. The Nominating and Governance Committee is organized and conducts its business pursuant to a written charter adopted by the Board. A copy of the Nominating and Governance Committee's charter is posted on the "Investor & Financial Information -- Board of Directors" page of the Company's website at www.rgbarry.com.

     The Nominating and Governance Committee's primary responsibility is to create and monitor the overall corporate governance principles and policies for the Company. The activities include (1) recommending policies to enhance the Board's effectiveness; (2) developing and periodically reviewing the Company's corporate governance policies; (3) creating and maintaining a code of conduct for directors, officers and employees; (4) approving service by directors of the Company on the boards of directors of other publicly traded companies; (5) assessing on a regular basis the qualifications needed by the Board in the context of the current status of the Board; (6) conducting evaluations of the directors whose terms of office expire each year; (7) recommending to the Board the slate of nominees to be elected by the shareholders; and (8) recommending the directors to be selected for membership on Board committees, including chairpersons of committees.

     The Nominating and Corporate Governance Committee met twice during the 2004 fiscal year.

NOMINATING PROCEDURES

     As described above, the Company has a standing Nominating and Governance Committee that is responsible for overseeing a broad range of issues surrounding the composition and operation of the Board, including identifying candidates qualified to become directors and recommending director nominees to the Board.

     When considering candidates for the Board, the Nominating and Governance Committee evaluates the entirety of each candidate's credentials and does not have specific eligibility requirements or minimum qualifications that must be met by a Nominating and Governance Committee-recommended nominee. The Nominating and Governance Committee considers those factors it considers appropriate, including maturity in judgment, diversity, experience, skills, accountability and integrity, financial literacy, high performance standards, other board appointments, industry knowledge, networking/contacts and degree of independence from management. Depending on the current needs of the Board, the Nominating and Governance Committee may weigh certain factors more or less heavily. The Nominating and Governance Committee does, however, believe that all members of the Board should have the highest character and integrity, a reputation for working constructively with others, sufficient time to devote to Board matters and no conflict of interest that would interfere with performance as a director.

     The Nominating and Governance Committee considers candidates for the Board from any reasonable source, including shareholder recommendations, and does not evaluate candidates differently based on who has made the recommendation. Pursuant to its charter, the Nominating and Governance Committee has the authority to retain consultants and search firms to assist in the process of identifying and evaluating candidates and to approve the fees and other retention terms for any such consultant or search firm. The Company has never used a consultant or search firm, and, accordingly, has paid no such fees.

     Shareholders may recommend director candidates for consideration by the Nominating and Governance Committee by giving written notice of the recommendation to Edward M. Stan, Chair of the Nominating and Governance Committee, c/o R. G. Barry Corporation, 13405 Yarmouth Road N.W., Pickerington, Ohio 43147. The recommendation should include the candidate's name, age, business address, residence address and principal occupation or employment as well as a description of the candidate's qualifications, attributes and other skills. A written statement from the candidate consenting to serve as a director, if elected, and a commitment by the candidate to meet personally with the Nominating and Governance Committee members, should accompany any such recommendation. The Nominating and Governance Committee will consider candidates recommended by shareholders for the 2006 Annual Meeting of Shareholders which are submitted not later than November 1, 2005. Any shareholder who wishes to formally nominate one or more individuals must follow the procedures described below.

     The Board, taking into account the recommendations of the Nominating and Governance Committee, selects nominees for election as directors at each annual meeting of shareholders. In addition, shareholders who wish to nominate one or more individuals for election as a director at an annual meeting of the shareholders may do so provided they comply with the nomination procedures set forth in the Company's Articles of Incorporation. Each director nomination must be received by the Secretary of the Company not less than 30 days nor more than 60 days prior to any meeting of shareholders called for the election of directors. However, if less than 35 days' notice of the meeting is given to the shareholders, the nomination must be mailed or delivered to the Company's Secretary not later than the close of business on the seventh day following the day on which the notice of the meeting was mailed. Each shareholder nomination must contain the following information: (a) the name, age, and business and, if known, residence address of the nominee; (b) the principal occupation or employment of the nominee; (c) the number of shares beneficially owned by the nominee and by the nominating shareholder and (d) any other information concerning the nominee that must be disclosed of nominees in proxy solicitations under the SEC Rules. Each nomination must be accompanied by the written consent of the proposed nominee to serve as a director. Notice of nominations for the 2005 Annual Meeting must be received by the Company's Secretary by April 29, 2005.

CORPORATE GOVERNANCE GUIDELINES

     The Board has adopted the R. G. Barry Corporation Board of Directors Corporate Governance Guidelines. The Corporate Governance Guidelines are available on the "Investor & Financial Information -- Board of Directors" page of the Company's website at www.rgbarry.com.

CODE OF ETHICS FOR SENIOR FINANCIAL OFFICERS AND DIRECTORS

     The Board has adopted the R. G. Barry Corporation Code of Ethics for Senior Financial Officers and Directors which is posted on the "Investor & Financial Information -- Board of Directors" page of the Company's website at www.rgbarry.com

                                   REPORT OF
                           THE COMPENSATION COMMITTEE
                                       OF
               R. G. BARRY CORPORATION ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors is comprised entirely of non-employee directors. Decisions on compensation of the executive officers are made by the Compensation Committee, although compensation levels for executive officers other than the Company's Chief Executive Officer have historically been recommended to the Compensation Committee by the Chief Executive Officer, who has substantially greater knowledge of the contributions made by the individual executive officers.

COMPENSATION POLICIES TOWARD EXECUTIVE OFFICERS

     In determining the compensation of executive officers, the Compensation Committee has sought to create a compensation program that links compensation to the operational results of the Company and/or the operating division in which an executive officer is employed, recognizes individual contribution and achievement and assists the Company in attracting and retaining executive officers and other key employees. Executive compensation is generally set at levels that the Compensation Committee, with the advice of the Company's executive compensation consultants, believes to be competitive with the compensation paid by other companies that compete with the Company for executive officers and other key employees having the experience and abilities that are necessary to manage the Company's business.

BASE SALARIES

     The base salaries of the executive officers and subsequent adjustments to those base salaries are determined relative to the following factors: (i) the importance to the Company of the executive officer's job function; (ii) the individual's performance in his position; (iii) the individual's potential to make a significant contribution to the Company in the future; and (iv) a comparison of industry pay practices. The Compensation Committee believes that all of these factors are important and the relevance of each factor varies from individual to individual. The Compensation Committee has not assigned any specific weight to any of these factors in the evaluation of any executive officer's base salary.

     An executive officer's individual performance is measured against goals and objectives that the Compensation Committee previously discussed with the executive officers. Consideration is given to the individual's contribution to the management team and the individual's overall value and contribution to the Company. The Compensation Committee historically has relied on the Company's Chief Executive Officer to make recommendations to the Committee regarding the appropriate base salaries of the executive officers other than the Chief Executive Officer. Before making salary recommendations to the Compensation Committee, the Chief Executive Officer has reviewed survey information from one or more executive compensation consulting firms to determine competitive compensation levels in each of the Company's senior management positions. The Company has generally sought to provide base salary to its executive officers that falls within the 75th to 90th percentiles of base compensation offered by small- to medium-sized consumer product companies to individuals holding comparable positions. The Compensation Committee believes that it is important for the Company to remain competitive in its management salaries in order to attract and retain the small group of senior managers who are key to the Company's operations.

     The Company has entered into employment agreements with several of its executive officers which provide for a minimum base salary during the term of the employment agreement. These employment agreements restrict the ability of the Compensation Committee to reduce the base salaries of these executive officers below the minimum levels specified. The Compensation Committee concluded that these employment agreements were important in order for the Company to hire and/or retain its key executives.

ANNUAL INCENTIVE PLAN

     Historically, the Company has maintained an annual incentive or bonus plan for its salaried employees, including its executive officers. An individual's potential annual bonus award has been based on various measures depending on his or her level in the Company. The amount of the bonus actually received has been based on the achievement of pre-established corporate and divisional financial performance goals and corporate and divisional strategic objectives, as well as individual performance, with each category being weighted differently depending on an employee's position in the Company. Minimum levels have been established each year such that performance below these levels resulted in zero payment for all incentive awards. Because of the Company's financial difficulties in 2004, the Compensation Committee did not authorize the implementation of the Annual Incentive Plan for 2004. The Compensation Committee is currently reviewing a proposal for a 2005 Annual Incentive Plan for the Company's executive officers which, if adopted, will give the members of the senior management team, including the Company's executive officers, an opportunity to earn a cash bonus based on both Company and individual performance in 2005.

MR. VON LEHMAN'S 2004 COMPENSATION

     On March 10, 2004, the Company entered into an employment contract with Mr. Von Lehman (the "original employment agreement"). Mr. Von Lehman was retained as chief executive officer to implement a new business model for the Company and reposition the Company. In order to induce Mr. Von Lehman to join the Company in that capacity, the Company agreed to a six-month employment agreement ending on September 9, 2004 (the "initial term"), which was extended for an additional three months (the "extension term"). Under his original employment agreement, Mr. Von Lehman received a monthly salary of $50,000 in addition to benefits provided to other senior executives of the Company. The original employment agreement also provided for a payment of a cash bonus of $200,000 to Mr. Von Lehman if Mr. Von Lehman remained as CEO for the initial term and the extension term and the Company achieved in 2004 a target based on the Company's earnings before interest, taxes and depreciation ("EBITDA") that was established by the Board in the first half of 2004. The Company met the 2004 EBITDA target and the bonus was paid to Mr. Von Lehman in early 2005. Mr. Von Lehman also received under the original employment agreement stock options for a total of 150,000 shares of the Company. He also received the right to a transaction success fee in the event of the sale of the Company. The cash compensation, stock options and other benefits paid or provided to Mr. Von Lehman under the original employment agreement were the result of negotiation between the Compensation Committee and Mr. Von Lehman. The Compensation Committee concluded that it was critically important to the Company's future to retain an executive with the experience and background of Mr. Von Lehman.

     Mr. Von Lehman's original employment agreement was extended for an additional period of three months on December 9, 2005. The original employment agreement was superseded when the Company and Mr. Von Lehman entered into a new employment contract on February 24, 2005.

STOCK-BASED COMPENSATION PLANS

     The Company's long-term compensation program consists primarily of options granted under the Company's employee stock option plans. Awards of options are designed to provide appropriate incentive to employees to enhance shareholder value and to assist in the hiring and retention of key employees. All options are granted with exercise prices at least equal to the market value of the Company's common shares on the dates of grant. If there is no appreciation in the market value of the Company's common shares, the options are valueless. The Compensation Committee grants options based on its subjective determination of the relative current and future contribution that each prospective optionee has or may make to the long-term welfare of the Company. Typically, options are granted to the executive officers on an annual basis. None of the individuals named in the Summary Compensation Table, other than Mr. Von Lehman, received an option during the 2004 fiscal year. The Company is submitting to the shareholders for consideration and approval at the Annual Meeting the 2005 Long-Term Incentive Plan. If approved by the shareholders, the 2005 Long-Term Incentive Plan will allow the Compensation Committee to consider other types of long-term compensation programs other than stock options.

TAX DEDUCTIBILITY OF EXECUTIVE COMPENSATION

     Section 162(m) of the Internal Revenue Code of 1986, as amended, generally prohibits the Company from deducting non-performance-based compensation in excess of $1,000,000 per taxable year paid to the Chief Executive Officer and the four other most highly compensated executives serving as such at the end of the Company's fiscal year. The Company may continue to deduct compensation paid to such executives in excess of $1,000,000 if the payment of that compensation qualifies for an exception, including an exception for certain "performance-based" compensation.

     The Compensation Committee does not have a policy that requires its executive compensation programs to qualify as performance-based compensation under Section 162(m), although the Committee will continue to work to structure components of its executive compensation package to achieve maximum deductibility under Section 162(m) while at the same time considering the goals of its executive compensation philosophy.

ADDITIONAL COMPENSATION PLANS

     At various times in the past, the Company has adopted broad-based employee benefit plans in which the executive officers are permitted to participate on the same terms as non-executive officer employees who meet applicable eligibility criteria, subject to legal limitations on the amounts that may be contributed or the benefits that may be payable under the plans. Benefits under these plans are not tied to performance.

       SUBMITTED BY THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS:

    Janice Page, Chair   David P. Lauer   Edward M. Stan   Harvey A. Weinberg

                COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

SUMMARY OF CASH AND OTHER COMPENSATION

     The following table shows, for each of the last three fiscal years, the cash compensation and other benefits paid or provided by the Company to the individuals who served as Chief Executive Officer during the 2004 fiscal year and the other named individuals. All dollar amounts are rounded down to the nearest whole dollar.

                           SUMMARY COMPENSATION TABLE

                                                                                    LONG TERM COMPENSATION
                                                                               --------------------------------
                                                                                            AWARDS
                                                ANNUAL COMPENSATION            --------------------------------
          NAME AND                     -------------------------------------      RESTRICTED         SHARES        ALL OTHER
     PRINCIPAL POSITION       FISCAL    SALARY     BONUS      OTHER ANNUAL          STOCK          UNDERLYING     COMPENSATION
  DURING 2004 FISCAL YEAR      YEAR      ($)        ($)      COMPENSATION($)     AWARD(S)($)       OPTIONS(#)         ($)
  -----------------------     ------   --------   --------   ---------------   ----------------   -------------   ------------
Gordon Zacks:                  2004    $252,539         --      $ 11,444(2)          --                   --        $  6,809(3)
  Chairman of the              2003    $490,000         --      $ 27,653(2)          --                   --        $  9,651
  Board, Chief                 2002    $490,000         --      $ 42,485(2)          --               50,000        $ 10,261
  Executive Officer,
  President(1)

Thomas M. Von Lehman:          2004    $480,000   $200,000      $ 20,562(4)          --              150,000              --
  President and Chief
  Executive Officer(1)

Christian Galvis:              2004    $258,000         --      $ 14,661(5)          --                   --        $261,545(3)
  Executive Vice               2003    $258,000         --      $ 21,900(5)          --               50,000        $  4,568
  President --                 2002    $258,000         --      $ 22,875(5)          --               25,000        $  6,031
  Operations,
  President -- Operations
  of Barry
  Comfort Group(1)

Daniel D. Viren:               2004    $220,000         --      $ 14,775(6)          --                   --        $    992(3)
  Senior Vice President        2003    $220,000         --      $ 21,004(6)          --               15,000        $  4,044
   -- Finance, Chief           2002    $220,000         --      $ 15,971(6)          --               15,000        $  3,267
  Financial Officer,
  Secretary, Treasurer

Donald G. Van Steyn:           2004    $150,272         --      $ 16,708(7)          --                   --        $159,132(3)
  Vice President --            2003    $150,272         --      $ 19,600(7)          --               15,000        $  6,239
  Chief Information            2002    $150,272         --      $ 19,600(7)          --               15,000        $  5,810
  Officer(1)

Harry F. Miller:               2004    $145,616         --      $ 37,888(8)          --                   --        $  4,958(3)
  Vice President --            2003    $138,000         --      $ 21,486(8)          --               15,000        $  7,037
  Human Resources              2002    $138,000         --      $ 19,700(8)          --               15,000        $  6,676

---------------

(1) Mr. Zacks retired from his positions as President and Chief Executive Officer of the Company effective March 10, 2004 and on that date, Mr. Von Lehman was named President and Chief Executive Officer of the Company. Mr. Galvis retired from the Company effective September 30, 2004. Mr. Van Steyn retired from the Company effective June 30, 2004.

(2) "Other Annual Compensation" for Mr. Zacks includes: (a) premium payments of $5,603 in 2003 and $19,088 in 2002, to continue a life insurance policy providing a level of death benefits not available under the Company's standard group life insurance program; (b) the amounts of $7,517, $7,433, and $12,183 reflecting his personal use of a Company-furnished automobile in 2004, 2003 and 2002, respectively; (c) payments of $2,727, $9,163, and
    $5,800 made during 2004, 2003 and 2002, respectively, to cover his portion of the insurance premiums on a life insurance policy on his life; (d) payments of $3,225 and $3,185 made during 2003 and 2002, respectively, to cover his estimated tax liability with respect the insurance premium payments referenced in clause (c) above; and (e) travel allowances of $1,200 in 2004 and $2,229 in each of 2003 and 2002.

(3) "All Other Compensation" for 2004 includes: (a) interest in the amounts of $6,809, $3,545, $992, $4,060 and $4,958 credited to the accounts of Messrs. Zacks, Galvis, Viren, Van Steyn, and Miller, respectively, under the R. G. Barry Corporation Deferred Compensation Plan (the "Deferred Compensation Plan");

    (b) for Mr. Galvis, severance payments in the amount of $258,000 that accrued to him in 2004 upon the termination of his employment with the Company, and (c) for Mr. Van Steyn, severance payments in the amount of $150,272 and the amount of $4,800 that represents a continued right to receive a monthly car allowance of $800 through June 30, 2005, that accrued to him in 2004 upon the termination of his employment with the Company.

(4) "Other Annual Compensation" for Mr. Von Lehman in 2004 include: (a) payment of $19,770 for temporary living accommodations in Columbus, Ohio; and (b) a travel allowance of $792.

(5) "Other Annual Compensation" for Mr. Galvis includes: (a) a premium payment of $7,461 in 2004 and premium payments of $9,700 in each of 2003 and 2002 to continue a life insurance policy providing a level of death benefits not available under the Company's standard group life insurance program; (b) the amounts of $7,200, $9,600 and $9,600 reflecting his personal use of a Company-furnished automobile and/or a car allowance paid to him in 2004, 2003 and 2002, respectively; and (c) the amounts of $2,600, and $3,575, reflecting the fair market value of 1,250 shares issued to him for 2003 and 2002, respectively, under a stock grant agreement.

(6) "Other Annual Compensation" for Mr. Viren includes: (a) a premium payment of $7,400 in each of 2004, 2003 and 2002, to continue a life insurance policy providing a level of death benefits not available under the Company's standard group life insurance program; (b) the amounts of $6,804, $13,033 and $8,000 reflecting his personal use of a Company-furnished automobile and/or a car allowance paid to him in 2004, 2003 and 2002, respectively; and
    (c) and health club membership dues of $571 in each of 2004, 2003 and 2002.

(7) "Other Annual Compensation" for Mr. Van Steyn includes: (a) a premium payment of $6,508 in 2004, and premium payments of $9,400 in each of 2003 and 2002, to continue a life insurance policy providing a level of death benefits not available under the Company's standard group life insurance program; (b) car allowances of $9,600 in each of 2004, 2003 and 2002; and
    (c) health club membership dues of $600 in each of 2004, 2003 and 2002.

(8) "Other Annual Compensation" for Mr. Miller includes: (a) premium payment of $9,500 in each of 2004, 2003 and 2002 to continue a life insurance policy providing a level of death benefits not available under the Company's standard group life insurance program; (b) the amounts of $9,600, $11,386 and $9,600 reflecting his personal use of a Company-furnished automobile and/or a car allowance paid to him in 2004, 2003 and 2002, respectively; (c) health club membership dues of $600 in each of 2004, 2003 and 2002; and (d) payment of moving and relocation expenses in the amount of $18,188 in 2004 for his relocation to Columbus, Ohio.

GRANTS OF OPTIONS

     The following table summarizes information concerning the grant of stock options during the 2004 fiscal year to the only individual who received a stock option from the Company in 2004.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                        POTENTIAL REALIZABLE
                                                                                          VALUE AT ASSUMED
                               NUMBER OF       % OF TOTAL                              ANNUAL RATES OF SHARE
                             COMMON SHARES       OPTIONS                               PRICE APPRECIATION FOR
                               UNDERLYING      GRANTED TO     EXERCISE                    OPTION TERM (1)
                                OPTIONS       EMPLOYEES IN      PRICE     EXPIRATION   ----------------------
NAME                           GRANTED(#)      FISCAL YEAR    ($/SHARE)      DATE         5%          10%
----                         --------------   -------------   ---------   ----------   ---------   ----------
Thomas M. Von Lehman.......  100,000(2)(4)         44%          $2.20     3/09/2006     $22,550     $ 46,200
                              50,000(3)(4)         22%          $2.58     9/09/2006     $13,222     $ 27,090

---------------

(1) The dollar amounts reflected in this table are the result of calculations at the 5% and 10% annual appreciation rates set by the SEC for illustrative purposes, and assume the options are held until their respective expiration dates. These dollar amounts are not intended to forecast future performance or possible future appreciation in the price of the Company's shares. Shareholders are, therefore, cautioned against drawing any conclusions from the appreciation data shown, aside from the fact that the named optionee will only realize value from the option grants shown if the price of the Company's shares appreciates, which benefits all shareholders of the Company commensurately.

(2) These non-qualified stock options were granted on March 10, 2004, and became exercisable on September 9, 2004.

(3) These non-qualified stock options were granted on September 10, 2004, and became exercisable on December 9, 2004.

(4) Upon the termination of Mr. Von Lehman's employment with the Company, these options are exercisable for a period of six months if termination is by the Company without "cause" (as defined), by Mr. Von. Lehman for "good reason" (as defined), or upon Mr. Von Lehman's death or disability. These options are exercisable for a period of three months upon any other termination of Mr. Von Lehman's employment and will expire immediately if Mr. Von Lehman is terminated by the Company for cause.

OPTION EXERCISES AND HOLDINGS

     None of the individuals named in the Summary Compensation Table exercised options during the 2004 fiscal year. The following table summarizes information concerning unexercised options held as of the end of the 2004 fiscal year by each of the individuals named in the Summary Compensation Table.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                           NUMBER OF SHARES
                          NUMBER OF                     UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                            SHARES                      OPTIONS AT FISCAL YEAR-       IN-THE-MONEY OPTIONS AT
                          UNDERLYING      VALUE              END (#)(1)(2)            FISCAL YEAR-END ($)(3)
                           OPTIONS       REALIZED     ---------------------------   ---------------------------
NAME                      EXERCISED        ($)        EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                      ----------   ------------   -----------   -------------   -----------   -------------
Gordon Zacks............       --            --         133,394             --       $     --        $    --
Thomas Von Lehman.......       --            --         150,000             --        132,000         47,000
Christian Galvis........       --            --         100,250         40,000         12,280          7,500
Daniel D. Viren.........       --            --          90,000         15,000          1,500          2,250
Donald G. Van Steyn.....       --            --          12,000         36,188         12,600         25,350
Harry F. Miller.........       --            --          67,743         15,000          8,490          2,250

---------------

(1) Reflects, if applicable, adjustments for 4-for-3 share split on June 1, 1994, for 4-for-3 share split on September 1, 1995, and for 5-for-4 share split on June 3, 1996.

(2) Outstanding options that are not fully exercisable will become so in the event of certain defined changes in control of the Company.

(3) The value of "in-the-money" options is calculated by multiplying the number of options by the excess of the closing price of the Company's shares on January 1, 2005 ($3.52 per share) over the exercise price of the option.

EQUITY COMPENSATION PLAN INFORMATION

     The Company maintains six equity compensation plans (the "Plans") under which shares may be issued to eligible directors, officers and employees: (i) the R. G. Barry Corporation 1988 Stock Option Plan (the "1988 Plan"); (ii) the
R. G. Barry Corporation 1994 Stock Option Plan (the "1994 Plan"); (iii) the R.
G. Barry Corporation Stock Option Plan for Non-Employee Directors (the "Directors Plan"); (iv) the R. G. Barry Corporation 1997 Incentive Stock Plan (the "1997 Plan"); (v) the R. G. Barry Corporation 2002 Stock Incentive Plan (the "2002 Plan"); and (vi) the R. G. Barry Corporation Employee Stock Purchase Plan (the "Stock Purchase Plan"). No new options may be granted under the 1988 Plan, the 1994 Plan or the Directors Plan. Each of the Plans has been approved by the shareholders of the Company.

     The following table shows for the Plans, as a group, the number of shares issuable upon exercise of outstanding options, the weighted-average exercise price of outstanding options and the number of shares remaining available for future stock option grants, in each case as of January 1, 2005.

                                                                                       NUMBER OF SHARES
                                                                 WEIGHTED-AVERAGE     REMAINING AVAILABLE
                                            NUMBER OF SHARES     EXERCISE PRICE OF    FOR FUTURE ISSUANCE
                                            TO BE ISSUED UPON       OUTSTANDING          UNDER EQUITY
                                               EXERCISE OF           OPTIONS,         COMPENSATION PLANS
                                               OUTSTANDING         WARRANTS AND        (EXCLUDING SHARES
                                           OPTIONS, AND RIGHTS        RIGHTS          REFLECTED IN COLUMN
PLAN CATEGORY                                     (A)*                 (B)*                (A))(C)*
-------------                              -------------------   -----------------   ---------------------
Equity compensation plans approved by
  shareholders...........................        1,114,559(1)          $5.13(2)             825,962(3)

Equity compensation plans not approved by
  shareholders...........................           50,000(4)          $2.20                    n/a

Total....................................        1,164,559             $5.05                825,962

---------------

* Reflects adjustments for changes in the Company's capitalization.

(1) Includes 11,250 shares issuable upon exercise of options granted under the 1988 Plan, 155,872 shares issuable upon exercise of options granted under the 1994 Plan, 25,000 shares issuable upon exercise of options granted under the Directors Plan, 629,351 shares issuable upon exercise of options granted under the 1997 Plan and 293,086 shares issuable upon exercise of options granted under the 2002 Plan. There were no options outstanding under the Stock Purchase Plan as of January 1, 2005.

(2) Represents weighted-average exercise price of options outstanding under the Plans.

(3) Includes 162,949 shares remaining available for future issuance under the 1997 Plan, 156,914 shares remaining available for future issuance under the 2002 Plan, and 506,099 shares remaining available for future issuance under the Stock Purchase Plan. No further options may be granted under the 1988 Plan, the 1994 Plan or the Directors Plan.

(4) Represents 50,000 shares issuable to Mr. Von Lehman upon the exercise of options which were granted to him on March 10, 2004 in connection with his hiring as President and Chief Executive Officer.

 NON-SHAREHOLDER APPROVED EQUITY ARRANGEMENTS

     On March 10, 2004, the Company granted non-qualified stock options covering 50,000 shares to Thomas Von Lehman as an inducement for him to agree to serve as the Company's President and Chief Executive Officer. These options were not granted pursuant to a shareholder approved plan. For more information on this option grant, see "EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT ARRANGEMENTS" on page 20 of this Proxy Statement.

PENSION PLANS

     The Company's pension plan provides for the payment of monthly benefits to salaried employees at age 65 based upon 48% of a participant's "final average monthly compensation" (subject to a limitation imposed by law on the amount of annual compensation upon which benefits may be based) less a designated percentage of the participant's primary social security benefits. Benefits under the pension plan are reduced by 1/30th for each year of credited service less than 30 years. The Company's supplemental retirement plans provide for the payment of additional monthly retirement benefits based upon 2 1/2% of an eligible participant's "final average monthly compensation" reduced by a designated percentage of the participant's primary social security benefits with the difference multiplied by the participant's years of credited service up to a maximum of 24 years, and the resulting product then reduced by the participant's monthly pension payable under the pension plan. The benefit to which any employee who was a participant in the supplemental retirement plans on December 31, 1988 is entitled will not be less than 60% of the participant's "final average monthly compensation," reduced by (i) the participant's monthly pension payable under the pension plan and (ii) a designated percentage of the participant's primary social security benefits.

     On February 20, 2004, the Company's pension plan and supplemental retirement plans were amended to freeze all benefits at the level accrued at March 31, 2004 under the respective plans. Consequently, no employee has earned further benefits under the plans after March 31, 2004.

     The following table shows the estimated pension benefits payable under the pension plan and the supplemental retirement plans at age 65 to individuals who were participants in the supplemental retirement plan on December 31, 1988, based on compensation that is covered by the pension plan and the supplemental retirement plans, years of service with the Company and payment in the form of a lifetime annuity:

                              PENSION PLANS TABLE

             (MINIMUM BENEFIT FOR INDIVIDUALS WHO WERE PARTICIPANTS IN THE SUPPLEMENTAL RETIREMENT PLAN ON DECEMBER 31, 1988)

                         ESTIMATED ANNUAL PENSION BENEFITS
FINAL AVERAGE       BASED ON CREDITED YEARS OF SERVICE INDICATED
   ANNUAL       ----------------------------------------------------
COMPENSATION       10         15         20         25         30
-------------   --------   --------   --------   --------   --------
  $125,000      $ 75,000   $ 75,000   $ 75,000   $ 75,000   $ 75,000
   175,000       105,000    105,000    105,000    105,000    105,000
   225,000       135,000    135,000    135,000    135,000    135,000
   275,000       165,000    165,000    165,000    165,000    165,000
   325,000       195,000    195,000    195,000    195,000    195,000
   375,000       225,000    225,000    225,000    225,000    225,000
   425,000       255,000    255,000    255,000    255,000    255,000
   475,000       285,000    285,000    285,000    285,000    285,000
   525,000       315,000    315,000    315,000    315,000    315,000
   575,000       345,000    345,000    345,000    345,000    345,000
   625,000       375,000    375,000    375,000    375,000    375,000
   675,000       405,000    405,000    405,000    405,000    405,000
   725,000       435,000    435,000    435,000    435,000    435,000

     Annual benefits are shown before deduction of 50% of primary social security benefits.

     The following table shows the estimated pension benefits payable under the pension plan and the supplemental retirement plans at age 65 to individuals who became participants in the supplemental retirement plans after December 31, 1988, based on compensation that is covered by the pension plan and the supplemental retirement plan, years of service with the Company and payment in the form of a lifetime annuity:

                              PENSION PLANS TABLE

            (MINIMUM BENEFIT FOR INDIVIDUALS WHO BECAME PARTICIPANTS IN THE SUPPLEMENTAL RETIREMENT PLAN AFTER DECEMBER 31, 1988)

                         ESTIMATED ANNUAL PENSION BENEFITS
FINAL AVERAGE       BASED ON CREDITED YEARS OF SERVICE INDICATED
   ANNUAL       ----------------------------------------------------
COMPENSATION       10         15         20         25         30
-------------   --------   --------   --------   --------   --------
  $125,000      $ 31,250   $ 46,875   $ 62,500   $ 75,000   $ 75,000
   175,000        43,750     65,625     87,500    105,000    105,000
   225,000        56,250     84,375    112,500    135,000    135,000
   275,000        68,750    103,125    137,500    165,000    165,000
   325,000        81,250    121,875    162,500    195,000    195,000
   375,000        93,750    140,625    187,500    225,000    225,000
   425,000       106,250    159,375    212,500    255,000    255,000
   475,000       118,750    178,125    237,500    285,000    285,000
   525,000       131,250    196,875    262,500    315,000    315,000
   575,000       143,750    215,625    287,500    345,000    345,000
   625,000       156,250    234,375    312,500    375,000    375,000
   675,000       168,750    253,125    337,500    405,000    405,000
   725,000       181,250    271,875    362,500    435,000    435,000

     Annual benefits are shown before a deduction of 20.83% of primary social security benefits after 10 years of service, 31.25% after 15 years of service, 41.67% after 20 years of service, 50% after 25 years of service, and 50% after 30 years of service.

     A participant's "final average monthly compensation" for purposes of the Company's pension plan and supplemental retirement plans is the average of the participant's compensation (salary and commissions but excluding cash bonuses and overtime pay) during the five consecutive calendar years of the last ten years in which such total compensation is highest. However, for individuals who became participants in the supplemental retirement plans on or before December 31, 1988, compensation used in determining "final average annual compensation" includes bonuses and incentives. The "final average annual compensation" as of the end of the 2004 fiscal year was $601,500, $258,000, $182,422, $146,741 and
$134,819 for Messrs. Zacks, Galvis, Viren, Van Steyn and Miller, respectively. Messrs. Zacks, Galvis, Viren, Van Steyn and Miller have approximately 48, 13, 15, 15 and 11 years, respectively, of credited service under the pension plan and the supplemental retirement plans. Mr. Zacks was a participant in the supplemental retirement plans on December 31, 1988. Messrs. Galvis, Viren, Van Steyn and Miller became participants in the supplemental retirement plans after December 31, 1988. Mr. Zacks began receiving benefits under the pension plan in April 2004 because of provisions in the Internal Revenue Code that require payments under a qualified pension plan commence not later than April 1 of the calendar year following the year in which the participant reaches age 70 1/2. Mr. Zacks began receiving benefits under the supplemental retirement plans in July 2004 after his employment with the Company terminated.

DIRECTORS' COMPENSATION

     Each Non-Employee Director receives $17,000 annually for services as a director. In addition, each Non-Employee Director receives $1,000 for each regular meeting and $500 for each telephonic meeting of the

Board of Directors attended. All members of standing committees of the Board receive a fee of $500 for each meeting attended that occurs on the same day as a Board meeting, a fee of $1,000 for attending a committee meeting that does not occur on the same day as a Board meeting and a fee of $500 for participating in a telephonic meeting of a committee. Chairs of the Board committees may receive additional fees for serving in that capacity; however, none of the committee chairs are currently receiving additional fees.

     Each Non-Employee Director has previously been granted a non-qualified stock option to purchase 6,250 shares with an exercise price equal to the fair market value of the shares on the grant date. These options have terms of ten years and became exercisable six months after the grant date. All options held by current Non-Employee Directors, other than Mr. Lauer, were granted pursuant to the Directors Plan which terminated on May 16, 2001. Mr. Lauer's option was granted under the 2002 Plan. On March 7, 2005, each Non-Employee Director was granted an additional non-qualified stock option to purchase 10,000 shares at an exercise price of $3.80. These options have terms of five years and become exercisable in three equal annual installments beginning March 7, 2006. All of these options were granted under the 2002 Plan.

OTHER COMPENSATION

     In 1952, the Company obtained from Florence Zacks Melton, the mother of Gordon Zacks, the exclusive right to manufacture and sell various slipper styles and other product designs created and owned by her, including future styles and designs. Under a royalty agreement with the Company, Mrs. Melton receives 1% of the Company's net sales of products utilizing her designs. The royalty agreement terminates five years after the death of Mrs. Melton. During 2004, the Company accrued royalty payments (which will be paid in 2005) totaling $35,000 pursuant to the royalty agreement. In October 2000, the royalty agreement was amended to give the Company an option to purchase Mrs. Melton's product designs and related patent rights. This option is exercisable by the Company for a period of six months following the death of Mrs. Melton or a change of control of the Company. The option price for Mrs. Melton's ownership interest in the product designs and patent rights is $750,000 if the option is exercised following a change of control of the Company that occurs prior to the death of Mrs. Melton and $500,000 if the option is exercised following the death of Mrs. Melton if her death occurs prior to a change of control. The royalty agreement was also amended to grant to Mrs. Melton the right to require the Company to purchase her product designs and patent rights for a period of six months following a change of control of the Company that occurs prior to her death for a purchase price of $750,000. Upon the Company's purchase of Mrs. Melton's design rights, the royalty agreement will terminate.

     Mrs. Melton was also a party to a consulting services agreement with the Company pursuant to which she has agreed to provide consulting services to the Company in regard to product design and construction and to promote and enhance the Company's image and reputation through participation in employee meetings and Company communications. The consulting services agreement provided for quarterly payments of $15,000 each. The initial term of the agreement began on January 1, 2000 and ended on December 31, 2001, and was renewed automatically for additional 12-month periods. Either party could elect not to renew this agreement and effective December 31, 2004, the Company elected not to renew the consulting services agreement and the agreement was terminated.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT ARRANGEMENTS

     Gordon Zacks retired as the President and Chief Executive Officer of the Company on March 10, 2004, pursuant to a separation agreement with the Company and his final retirement and termination of employment was effective July 1, 2004. The separation agreement terminated the then existing employment agreement between the Company and Mr. Zacks. Under the terms of the separation agreement, until he reaches age 75 or his earlier death, the Company will continue to provide Mr. Zacks with the life, medical and dental insurance benefits that he was entitled to at the time of his retirement. The Company will also continue Mr. Zacks' life insurance benefits after the age of 75 for such period as the Company can maintain such insurance without additional premium costs. In addition, pursuant to the terms of the separation agreement, all of the options held by Mr. Zacks became fully exercisable on July 1, 2004, and the restrictions on all of his restricted shares lapsed on May 13, 2004. When Mr. Zacks attains the age of 75, the Company will use the cash value that the Company would have had under the split-dollar policy of insurance maintained for the benefit of Mr. Zacks (without regard to any borrowings thereof by the Company) to continue the policy's death benefit for each policy period until Mr. Zacks' death unless doing so for a policy period will result in reducing such cash value (without regard to any borrowings by the Company) to an amount less than the aggregate amounts of all premiums paid by the Company over the life of the policy and its predecessor policy. The Company also agreed to provide to Mr. Zacks office space for a five-year period and full time secretarial support for a one-year period, each beginning on September 1, 2004. Mr. Zacks is currently the Chairman of the Board of the Company. Mr. Zacks' retainer compensation for service as a director in 2004 was pro-rated based upon his months of service following the termination of his employment.

     Under an agreement dated September 27, 1989, as amended, the Company agreed, upon the death of Mr. Zacks, to purchase from his estate, at the estate's election, up to $4 million of the shares held by Mr. Zacks at the time of his death. The shares would be purchased at their fair market value at the time the estate exercises its put right. The estate's put right expires after the second anniversary of Mr. Zacks' death. The Company agreed to fund its potential obligation to purchase the shares by purchasing and maintaining life insurance during Mr. Zacks' lifetime. In addition, Mr. Zacks agreed that, for a period of 24 months following his death, the Company will have a right of first refusal to purchase any shares owned by Mr. Zacks at his death if his estate elects to sell the shares. This agreement remains in effect.

     Thomas M. Von Lehman was named President and Chief Executive Officer of the Company on March 10, 2004, and, at that time, the Company entered into an employment contract with Mr. Von Lehman. The employment contract provided for an initial six-month term that was extended for additional three-month periods on each of September 9, 2004 and December 9, 2004. In addition, the Company granted non-qualified options covering 100,000 shares to Mr. Von Lehman in connection with the execution of the employment contract. On September 10, 2004, in connection with the first extension of the employment contract, the Company granted to Mr. Von Lehman additional non-qualified stock options covering 50,000 shares. As of December 9, 2004, all 150,000 of these options had vested and became exercisable.

     On February 24, 2005, the Company entered into a new employment contract with Mr. Von Lehman. The new employment contract provides for a term beginning on February 24, 2005, and ending on March 31, 2006. The new employment contract supersedes the original employment contract between the Company and Mr. Von Lehman dated March 10, 2004.

     Pursuant to the new employment contract, Mr. Von Lehman will receive a salary of $37,500 per month and will be eligible to participate in any benefits plans currently available to the Company's executives, including participation in the Company's Annual Incentive Plan at a range of 20% to 80% of his annualized base salary. If he is employed with the Company on December 31, 2005, Mr. Von Lehman is guaranteed a bonus for 2005 of at least $90,000. The new employment contract also provides Mr. Von Lehman with specified compensation if the Company is involved in a "sale transaction" (as defined in the new employment contract) prior to the second anniversary of the last day of the term of the new employment contract (except as otherwise set forth in the new employment contract). The amount of any sales transaction fee would be 1% of the amount of consideration paid in the sales transaction, determined in accordance with the terms of the employment contract.

     In addition, Mr. Von Lehman was granted non-qualified stock options covering 100,000 shares of the Company in connection with the new employment contract. These options were granted on March 7, 2005 and have an exercise price of $3.80 per share. These options have a two-year term and will vest on December 31, 2005, unless Mr. Von Lehman's employment is terminated prior to such time other than by the Company for "cause" (as defined in the new employment contract), by Mr. Von Lehman for "good reason" (as defined in the new employment contract), or in connection with a sale transaction.

     If Mr. Von Lehman's employment is terminated by the Company without cause or by Mr. Von Lehman for good reason, Mr. Von Lehman will be entitled to a one-time cash payment equal to his monthly base salary of $37,500, multiplied by the number of months remaining on the term of the employment contract. Further, by its terms, the new employment contract will terminate on March 31, 2006, will terminate immediately if Mr. Von Lehman dies, and the Company may terminate the contract upon written notice to Mr. Von Lehman if Mr. Von Lehman becomes "disabled" (as defined in the new employment contract) and has not recovered and returned to his duties within 30 days.

     Christian Galvis, the former Executive Vice President -- Operations and President -- Operations of Barry Comfort Group retired from the Company effective September 30, 2004. Mr. Galvis was a party to an executive employment agreement with the Company, dated as of January 5, 2004. Under this agreement, Mr. Galvis was entitled to receive a minimum annual base salary of $258,000, and was entitled to participate in the Company's annual incentive plan and to receive certain health and life insurance coverages, pension and retirement benefits and other employee benefits. This agreement also provided that if Mr. Galvis' employment was terminated under certain circumstances, he would be entitled to receive aggregate severance equal to the total compensation (including bonus) paid to or accrued for his benefit for services rendered during the 12-month period immediately preceding the date of termination. Upon his retirement, the Company began making severance payments to Mr. Galvis and all such payments had been paid to Mr. Galvis by the end of January 2005. Although Mr. Galvis is no longer an employee of the Company, he is currently a director of the Company in the class whose terms will expire at the 2005 Annual Meeting.

     Daniel Viren, Senior Vice President -- Finance and Chief Financial Officer, Secretary and Treasurer, is a party to an executive employment agreement with the Company, dated as of June 5, 2000, which originally provided for the employment of Mr. Viren for a term of three years. On June 5, 2003, Mr. Viren and the Company, with the approval of the Compensation Committee and Board of Directors, agreed to extend the term of this executive employment agreement for an additional two years. All other provisions of Mr. Viren's original employment agreement with the Company remain in full force and effect for the term of his employment, which now ends on June 5, 2005. Under the executive employment agreement, Mr. Viren is entitled to receive a minimum annual salary of $220,000, subject to increases that the Board of Directors may grant. Mr. Viren is entitled to participate in the annual incentive plan, at a maximum annual level equal to 60% of his base salary, and to receive certain health and life insurance coverages, pension and retirement benefits and other employee benefits. On June 5, 2000, pursuant to his employment agreement, Mr. Viren was granted options covering 75,000 shares, with an exercise price of $3.75. If Mr. Viren's employment is terminated by the Company without "cause" (as defined in his employment agreement) or by Mr. Viren for "good reason" (as defined in his employment agreement), he will be entitled to receive a severance payment equal to the total compensation (including bonus) paid to or accrued for his benefit for services rendered during the 12-month period immediately preceding the date of termination. Mr. Viren's employment agreement also provides for the continuation of his salary for a period of time following his permanent and total disability.

     Harry F. Miller, Vice President -- Human Resources of the Company, is a party to an executive employment agreement with the Company, dated as of January 5, 2004, which provides for Mr. Miller's employment by the Company for a term of three years. Mr. Miller is entitled to receive a minimum annual base salary of $150,000. In addition to his annual base salary, Mr. Miller is entitled to participate in the annual incentive plan, at a maximum level equal to 60% of his base salary, and to receive health and life insurance coverages, pension and retirement benefits and other employee benefits. If Mr. Miller's employment is terminated by the Company without "cause" (as defined in the employment agreement) or by Mr. Miller for "good reason" (as defined in the employment agreement), he will be entitled to receive a severance payment equal to the total compensation (including bonus) paid to or accrued for his benefit for services rendered during the 12-month period immediately preceding the date of termination. Mr. Miller's employment agreement also provides for the continuation of his salary for a period of time following his permanent and total disability.

RELATED PARTY TRANSACTIONS

     On January 8, 2004, the Company engaged The Meridian Group ("Meridian") to assist the Company in developing a new operating plan for its business and to assist the Company in securing external financing. With the assistance of Meridian, the Company developed a new business plan which it began implementing in 2004 and is still in the process of implementing. In addition, through the efforts of Meridian, the Company entered into a secured financing facility with The CIT Group/Commercial Services. Prior to his appointment as interim President and Chief Executive Officer of the Company, Mr. Von Lehman was a Principal and Senior Project Director of Meridian. Mr. Von Lehman is currently is on leave of absence from Meridian but continues to perform consulting work for Meridian. Mr. Von Lehman's spouse, Margaret Good, is the President and sole owner of Meridian. Since its initial engagement of Meridian, the Company has paid to Meridian a total of approximately $700,000 in fees for consulting and other services, excluding travel and out of pocket expenses. Although Meridian is not performing any services for the Company at this time, the Company may engage Meridian to provide additional services in the future.

     After Mr. Zacks' retirement as an officer of the Company in 2004, he began to receive monthly payments from the Company's pension plan and supplemental retirement plan. During 2004, Mr. Zacks received $218,798 in supplemental retirement plan payments and $39,242 in pension plan payments. Mr. Zacks will continue to receive annual payments under the supplemental retirement plans of $375,082 and under the pension plan of $78,485.

                               PERFORMANCE GRAPH

     The following line graph compares the yearly percentage change in the cumulative total shareholder return on the Company's shares with an index for shares listed on NYSE, an index for Media General Industry Group, Textile-Apparel Clothing, and the Standard & Poor's Small Cap 600 index for the five-year period ended December 30, 2004 (the last trading day during the Company's 2004 fiscal year). The Company's shares had been listed on NYSE through June 11, 2004. Since the Company's shares are no longer listed on NYSE, the Company believes that the Standard & Poor's SmallCap 600 index represents the broad equity market index which includes companies of a market capitalization more comparable to that of the Company.

                       COMPARISON OF FIVE-YEAR CUMULATIVE
                  TOTAL RETURNS AMONG R. G. BARRY CORPORATION,
      NEW YORK STOCK EXCHANGE INDEX, STANDARD & POOR'S SMALL CAP 600, AND
                         TEXTILE-APPAREL INDUSTRY INDEX

                              [PERFORMANCE GRAPH]

--------------------------------------------------------------------
                      1999    2000    2001    2002    2003    2004
--------------------------------------------------------------------
 R. G. Barry
  Corporation        100.00   59.38   75.00  102.75  110.25   88.00
 Textile Apparel
  Index              100.00  100.26  103.09  101.88  130.56  156.58
 New York Stock
  Exchange           100.00  102.38   93.26   76.18   98.69  111.45
 Standard & Poor's
  Small Cap 600      100.00  111.80  119.11  101.69  141.13  173.09

                   ASSUMES $100 INVESTED ON DECEMBER 31, 1999
                          ASSUMES DIVIDEND REINVESTED
                       FISCAL YEAR ENDING JANUARY 1, 2005

                            PROPOSAL TO APPROVE THE
             R. G. BARRY CORPORATION 2005 LONG-TERM INCENTIVE PLAN
                               (ITEM 2 ON PROXY)

GENERAL

     We are asking shareholders to approve the R. G. Barry Corporation 2005 Long-Term Incentive Plan (the "2005 Plan"). If approved by our shareholders, the 2005 Plan will become the Company's only ongoing plan for providing stock-based awards to employees of the Company and its subsidiaries and Non-Employee Directors other than our employee stock purchase plan. In addition to stock-based compensation, the 2005 Plan also authorizes the issuance of performance-based awards payable in cash. If the 2005 Plan is approved by our shareholders, the 2002 Plan and the 1997 Plan will be terminated as to new equity awards. The Board of Directors recommends that you vote "FOR" approval of the 2005 Plan.

     Approval of the 2005 Plan will enable the Company to achieve the following objectives:

     - To allow the Company to continue to use equity compensation to attract, retain and motivate its senior management group and its Non-Employee Directors. Under the 2005 Plan, the Company will have authority to grant stock options and stock appreciation rights and to make restricted stock and restricted stock unit grants and other stock-based and cash-based awards to employees of the Company and its subsidiaries and Non-Employee Directors.

     - To give the Company the ability to maintain a market competitive incentive program that offers a wide range of equity awards, including options, restricted stock awards, restricted stock units, stock awards, stock appreciation rights and performance-based awards payable in shares or cash, stock bonus awards and other forms of equity compensation. The various types of equity awards available under the 2005 Plan will give the Company greater flexibility to respond to market-competitive changes in equity compensation practices. Historically, the Company has utilized stock options priced at full fair market value at the time of grant as its main form of equity compensation to its employees and Non-Employee Directors. The Company's existing stock incentive plans do not authorize the broad range of equity awards that are permitted by the 2005 Plan. By making "whole-share" grants (such as restricted stock) instead of options, the Company believes that it can issue fewer shares while delivering the same value to its employees.

     - To enhance the Company's sound corporate governance practices. The 2005 Plan contains a number of provisions that the Board believes are consistent with the interests of holders and sound corporate governance practices. These include:

      - a requirement that options have an exercise price equal to or greater than the fair market value of the Company's shares on the date the options are granted;

      - a prohibition on the repricing of options without the approval of the shareholders; and

      - authorization of a fixed number of shares for issuance under the 2005 Plan, thereby requiring shareholder approval of any additional authorization of shares.

SUMMARY OF THE 2005 PLAN

     The principal features of the 2005 Plan are summarized below. The complete text of the 2005 Plan is set forth in Appendix B to this Proxy Statement.

  PLAN ADMINISTRATION

     The Compensation Committee administers all aspects of the 2005 Plan, except for awards made to Non-Employee Directors. The amount and terms of all equity awards to Non-Employee Directors will be determined by the full Board of Directors. When the term "Committee" is used in this discussion of the 2005 Plan in reference to grants to Non-Employee Directors, it refers to the full Board of Directors.

     The Compensation Committee is comprised of at least three directors, each of whom qualifies as a non-employee director, as defined under Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and as an "outside director" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Tax Code").

     The Committee has the authority to, among other things:

     - Construe and interpret the 2005 Plan;

     - Adopt rules and regulations relating to the administration of the 2005 Plan;

     - Decide which employees and Non-Employee Directors will be granted awards;

     - Identify the awards to be granted to each participant;

     - Specify the terms and conditions of each award, including the procedures for exercising an award; and

     - Administer any performance-based awards, including certifying that applicable performance objectives have been met.

     So long as permitted by law, the Committee may delegate to any individual (including employees) or entity that it deems appropriate any of its duties and authority (other than the discretionary aspects of the items just listed).

  ELIGIBILITY FOR AWARDS

     The 2005 Plan permits the Committee to grant awards to any employee of the Company or any of its subsidiaries or Non-Employee Director of the Company. There are currently approximately 200 employees of the Company and its subsidiaries who would be eligible for an award under the 2005 Plan and six Non-Employee Directors. The selection of participants and the nature and size of grants and awards are within the discretion of the Committee.

  AWARDS

     The 2005 Plan provides for the grant of non-qualified stock options, incentive stock options that qualify under Section 422 of the Tax Code, stock appreciation rights, restricted stock, restricted stock units, stock grants, stock units and cash awards, each as defined in the 2005 Plan. Grants of restricted stock, restricted stock units, stock units and cash awards may, as determined by the Committee, also be performance-based awards, as defined in the 2005 Plan.

  AUTHORIZED SHARES AND LIMITATIONS ON GRANTS

     The 2005 Plan authorizes the issuance of 500,000 of the Company's shares, plus (i) the number of shares that were authorized to be the subject of awards under the 1997 Plan and the 2002 Plan (which plans will be terminated as to new awards) but as to which awards have not been made as of the date of termination of the 1997 Plan and the 2002 Plan and (ii) any shares underlying awards granted under the 1997 Plan and the 2002 Plan, which are forfeited after these plans are terminated. In addition, no more than 500,000 shares will be available for the grant of incentive stock options under the 2005 Plan. As of the date of this proxy statement, an aggregate of approximately 62,000 shares were available for new grants or awards under the 1997 Plan and the 2002 Plan.

     If an award granted under the 2005 Plan is forfeited, terminated, exchanged or otherwise settled without the issuance of shares or the payment of cash equal to the difference between the fair market value of the award and any exercise price, the shares associated with that award will be available for future grants.

     The maximum number of shares with respect to which awards may be issued under the 2005 Plan to any individual during any calendar year is 200,000.

     The shares issued pursuant to the 2005 Plan may consist of authorized and unissued shares or treasury shares.

  ADJUSTMENTS

     If there is a corporate transaction that affects the Company's outstanding shares, such as a stock dividend, stock split, recapitalization, merger or other similar corporate change, the Committee will make such adjustments as it deems necessary or appropriate to the number of shares authorized for issuance pursuant to the 2005 Plan and the individual limitations described in this summary. The Committee will also make adjustments to outstanding awards previously granted under the 2005 Plan as it deems necessary or appropriate. Any such decision by the Committee will be final and binding on all participants.

  OPTIONS

     Options to purchase shares of the Company may be granted alone or in tandem with stock appreciation rights. An option may be granted in the form of a non-qualified stock option or an incentive stock option. Incentive stock options may only be granted to employees of the Company or a subsidiary of the Company and may not be issued to Non-Employee Directors.

     The price at which a share may be purchased under an option, or the "exercise price," will be determined by the Committee, but may not be less than the fair market value (as defined in the 2005 Plan) of the Company's shares on the date the option is granted (subject to later adjustment as described above under the heading "ADJUSTMENTS"). The exercise price of an incentive stock option granted to a participant who owns (as defined in the Tax Code) shares possessing more than 10 percent of the voting power of the Company (a "10% holder"), determined under rules issued by the Internal Revenue Service ("IRS"), may not be less than 110 percent of the fair market value of the Company's shares on the date the option is granted. The fair market value of the Company's shares, determined in accordance with the terms of the 2005 Plan, was $4.66 per share on April 18, 2005.

     The Committee may establish the term of each option, but no incentive stock option may be exercised after 10 years from the grant date (five years if the participant is a 10% holder).

     Incentive stock options that become exercisable for the first time in any year cannot relate to shares having a fair market value (determined on the date of grant) of more than $100,000 per participant.

     The Committee will develop procedures for the exercise of options, including tendering shares the participant has owned for at least six months as partial or full payment of the exercise price.

  STOCK APPRECIATION RIGHTS

     Stock appreciation rights ("SARs") may be granted either alone or in tandem with options. The exercise price of an SAR must be equal to or greater than the fair market value of the Company's shares on the date of grant (subject to later adjustment as described above under the heading "ADJUSTMENTS"). A participant exercising an SAR receives an amount, payable in cash, shares or a combination of cash and shares as determined by the Committee, equal to the difference between the fair market value of a share on the exercise date and the exercise price, multiplied by the number of shares with respect to which the SAR is exercised.

     The 2005 Plan provides that SARs may be granted as freestanding awards or in tandem with an option. Tandem SARs are exercisable by surrendering the right to exercise the equivalent portion of the related option. A tandem SAR is exercisable only with respect to shares for which the related option is exercisable, and expires when the related option expires or is exercised.

  RESTRICTED STOCK

     Restricted stock may be issued to participants as determined by the Committee. Restricted stock consists of shares of the Company that are issued to a participant but which are subject to restrictions on transfer and the risk of forfeiture if certain specified conditions are not met. Restricted stock may not be sold or otherwise transferred until the end of the restriction period established by the Committee. During the restriction period and at the discretion of the Committee, restricted stock either will be held by the Company as escrow agent or be issued to the participant with the certificates for the restricted stock bearing a legend describing the applicable restrictions. The restrictions may include time-based or performance-based restrictions. Restricted stock will vest, and the associated restrictions on transfer will lapse, if at the end of the restriction period, pre-determined time-based or performance-based conditions have been met.

     Restricted stock will be forfeited (or if restricted stock was issued for a cash payment, will be resold to the Company for the amount originally paid), if all conditions have not been met at the end of the restriction period. If restricted stock is held in escrow, it will not be released unless all conditions have been met at the end of the applicable restriction period. Restricted stock that has been forfeited will again become available under the 2005 Plan for future awards.

     Unless the Committee determines otherwise, a participant who has been granted restricted stock will have the right to receive dividends on such shares and will have the right to vote such shares during the restriction period.

  RESTRICTED STOCK UNITS

     Restricted stock units may be issued to participants as determined by the Committee. Restricted stock units consist of notional shares of the Company that are issued to participants but which are subject to restrictions on transfer and the risk of forfeiture if specified conditions are not met during the restriction period. Restricted stock units may not be sold or otherwise transferred until the end of the restriction period established by the Committee. During the restriction period, participants are not entitled to receive any dividends or to exercise any voting rights in connection with the notional shares underlying the restricted stock units.

     At the end of the restriction period, restricted stock units either will be forfeited (if the Committee determines that applicable conditions have not been met) or settled (if the Committee determines that applicable conditions have been met). Restricted stock units may be settled (i) by issuing one share of the Company for each restricted stock unit to be settled in shares, (ii) by paying cash equal to the fair market value of one share of the Company for each restricted stock unit to be settled in cash, or (iii) in a combination of shares and cash.

  OTHER STOCK AWARDS

     The Committee is authorized to grant awards of shares to any participant as an incentive, bonus or in lieu of any retainer due to a director as it determines to be in the best interest of the Company and subject to such other terms and conditions as it deems appropriate.

  STOCK UNITS

     The Committee is authorized to grant stock units to participants. A stock unit is a notional account representing one share of the Company. Stock units may be issued with or without payment by the participant as required by applicable law or any other consideration specified by the Committee. The Committee will determine whether a holder of a stock unit is also entitled to a dividend equivalent right. A dividend equivalent right is a right to receive the amount of any dividend paid on the share of the Company underlying a stock unit. The dividend will be forfeited or paid in cash or in additional stock units when the associated stock unit is forfeited or settled.

     Shares equal to the number of stock units to be settled will be distributed to the participant unless the Committee provides for settlement in cash or in a combination of cash and shares. If a stock unit is settled in cash, the amount distributed will be the fair market value of the shares that would have been distributed had the stock unit been settled in shares.

     Stock units may constitute performance-based awards as discussed below.

  CASH AWARDS

     The Committee may grant cash awards subject to the terms and conditions specified by the Committee. Cash awards, which may be subject to vesting requirements, may constitute performance-based awards as described below. The maximum annual cash award that may be paid to any participant in any single plan year is $500,000.

  PERFORMANCE-BASED AWARDS

     Any restricted stock, restricted stock units, stock units or cash awards granted under the 2005 Plan may include performance criteria that satisfy
Section 162(m) of the Tax Code. To the extent that awards are intended to qualify as "performance-based compensation" under Section 162(m), the performance criteria will be based on one or more of the following factors:

     - Cash flow;

     - Earnings (including gross margin, earnings before interest and taxes and earnings before taxes and net earnings);

     - Earnings per share;

     - Growth in earnings or earnings per share;

     - Stock price;

     - Return on equity or average shareholders' equity;

     - Total shareholder return;

     - Return on shareholder equity;

     - Return on assets or net assets;

     - Return on investment;

     - Revenue;

     - Income or net income;

     - Operating income or net operating income;

     - Operating profit or net operating profit (whether before or after taxes);

     - Operating margin;

     - Return on operating revenue;

     - Market share;

     - Overhead or other expense reduction;

     - Growth in shareholder value relative to the moving average of the S&P 500 Index or a peer group index; and

     - Strategic plan development and implementation.

     Different performance criteria may be applied to an individual participant or to groups of participants and may be based on the results achieved separately or collectively by the Company, any Company subsidiary, or any combination of segments, products or divisions of the Company or its subsidiaries. These criteria may be applied solely with regard to the Company or any subsidiary or relatively between the Company or any Company subsidiary and one or more unrelated entities.

     Performance-based awards may be paid in cash, shares or a combination of both, depending on the type of the award and the award terms. If the Committee decides to grant performance-based awards, it will establish the performance objectives to be applied, the participants or class of participants to which the performance objectives apply and the period over which their achievement will be measured. It will also decide the method for computing the cash award or other award that will be issued or earned if (and to the extent that) those performance objectives are met.

     Once performance objectives have been established, the Committee may not revise the objectives associated with a performance-based award or increase the amount of the cash award or other award that may be paid or earned if those performance objectives are met. However, the Committee may reduce or eliminate a cash award or other award that may be paid or earned if the performance objectives are met.

  AWARD AGREEMENTS

     By accepting an award, a participant will have agreed to be bound by the terms of the 2005 Plan and the applicable award agreement between the participant and the Company that sets forth the terms and conditions of the award.

  EFFECT OF TERMINATION OF SERVICE ON AWARDS THAT ARE NOT PERFORMANCE-BASED

     Unless the applicable award agreement provides otherwise and except in the case of a Business Combination (as discussed below), the following rules apply to all awards granted under the 2005 Plan that are not performance-based awards as described above when a participant terminates service as an employee or Non-Employee Director, as the case may be:

          Death. If a participant's employment (or, in the case of a Non-Employee Director, his or her Board service) terminates because of death:

        - All restricted stock, restricted stock units, freestanding SARs, stock units or cash awards held by the participant at the time of termination of employment (or Board service in the case of a Non-Employee Director) will be settled as provided in the participant's award agreement; and

        - All options and tandem SARs (whether or not then exercisable) held by the participant at the time of termination of employment (or Board service in the case of a Non-Employee Director) will be exercisable by the participant's beneficiaries at any time before the earlier of the normal expiration date of the award or one year after the participant's death.

          Disability. If a participant's employment (or, in the case of a Non-Employee Director, his or her Board service) terminates because of disability (as defined in the 2005 Plan):

        - All restricted stock, restricted stock units, freestanding SARs, stock units or cash awards (whether or not then vested) held by the participant when employment or service terminates will be settled as provided in the participant's award agreement; and

        - All options and tandem SARs (whether or not then exercisable) held by the participant when employment or Board service terminates will be exercisable by the participant (or his or her beneficiary) at any time before the earlier of the normal expiration date of the award or one year after termination of employment or Board service.

          Retirement. If a participant's employment (or, in the case of a Non-Employee Director, his or her Board service) terminates because of retirement:

        - All restricted stock, restricted stock units, freestanding SARs, stock units or cash awards (whether or not then vested) held by the participant when employment or Board service terminates will be settled as provided in the participant's award agreement; and

        - All options and tandem SARs (whether or not then exercisable) held by the participant when employment or Board service terminates will be exercisable by the participant (or his or her beneficiary) at any time before the earlier of the normal expiration date of the award or the expiration date for retirement specified in the participant's award agreement. Any incentive stock option that is not exercised within three months of the participant's retirement will be treated as a nonqualified option.

For purposes of the 2005 Plan, "retirement" is defined as follows:

        - In the case of a Non-Employee Director, departure from the Board for any reason other than disability or death after a director has served at least one full term on the Board.

        - In the case of employees of the Company or any of its subsidiaries, any termination of employment that meets the definition of early or normal retirement under the Company's tax-qualified defined benefit retirement plan (of, if the Company does not maintain a tax-qualified defined benefit retirement plan, the normal or early retirement definition included in the tax-qualified plan that the Company most recently maintained).

          Voluntary Termination of Service. If a participant voluntarily terminates his or her employment (or, in the case of a Non-Employee Director, his or her Board service) other than as a result of retirement:

        - All vested restricted stock, restricted stock units, freestanding SARs, stock units or cash awards will be settled as provided in the participant's award agreement;

        - All exercisable options and tandem SARs held by the participant when employment terminates will be exercisable by the participant (or his or her beneficiary) at any time before the earlier of the normal expiration date of the award or three months after termination of employment; and

        - All awards that are not vested or exercisable on the date of termination of employment will be forfeited.

          Involuntary Termination of Service without Cause. If the employment of a participant is terminated involuntarily (or, in the case of a Non-Employee Director, his or her Board service) without cause (as defined in the 2005 Plan) other than as a result of retirement:

        - All vested restricted stock, restricted stock units, freestanding SARs, stock units or cash awards will be settled as provided in the participant's award agreement;

        - All exercisable options and tandem SARs held by the participant when employment terminates will be exercisable by the participant (or his or her beneficiary) at any time before the earlier of the normal expiration date of the award or three months after termination of employment; and

        - All awards that are not vested or exercisable on the date of termination of employment will be forfeited.

          Involuntary Termination of Service for Cause. Unless the participant's award agreement provides otherwise, all outstanding awards will be forfeited as of the date of termination of service if a participant's employment is terminated involuntarily for cause.

  EFFECT OF TERMINATION OF SERVICE ON PERFORMANCE-BASED AWARDS

     Unless the applicable award agreement otherwise provides and except in the case of a Business Combination (as discussed below), the following rules apply to all performance-based awards granted pursuant to the 2005 Plan when a participant's service as an employee or as a Non-Employee Director, as the case may be, terminates:

     - Termination of Service for Cause or Voluntary Termination of
       Service. Unless termination results from disability or retirement, a participant will forfeit all performance-based awards if, before the end of the applicable performance period or periods, such participant's employment is terminated for cause or such participant terminates his or her employment voluntarily.

     - Termination of Service as a result of Death, Disability or Retirement or Involuntary Termination Without Cause. If, before the end of the applicable performance period or periods, a participant dies, becomes disabled, retires or his or her employment is terminated involuntarily without cause and the Committee determines (at the time that it makes such determination for all other participants with similar performance-based awards) that the performance objectives for that period have been satisfied, the disabled, retired or terminated participant or the beneficiary of a deceased participant will receive a partial award (payable when all other participants with similar performance-based awards are paid) equal to:

     - The cash award or other award that would have been paid to the participant at the end of the performance period during which he or she died, became disabled or retired, multiplied by

     - The number of whole years between the beginning of the performance period and the date the participant died, became disabled or retired, and divided by

     - The number of whole years included in the original performance period.

  OTHER EVENTS RESULTING IN THE FORFEITURE OF AWARDS

     Awards granted pursuant to the 2005 Plan will be forfeited by a participant on the occurrence of any of the following events (whether such events occur before, during or after the participant is an employee or Non-Employee Director):

     - Without the consent of the Committee, the participant engages in activities described in the 2005 Plan that are in competition with the Company or its subsidiaries;

     - The participant refuses or fails to consult with, supply information to or otherwise cooperate with the Company or its subsidiaries after having been requested to do so; or

     - The participant deliberately engages in conduct that the Committee concludes harms the Company or any subsidiary of the Company.

  BUY OUT OF AWARDS

     At any time, the Committee, in its sole discretion and without the consent of the holders, may cancel any or all outstanding stock options, SARs, restricted stock, restricted stock units or stock units by giving written notice of cancellation to the holders of the cancelled awards. If a buy out notice is given, the Company will pay to the participant the difference between the fair market value of each award to be cancelled and the exercise price of the award, if any. No payment will be made with respect to any award that is not exercisable when cancelled (or, in the case of restricted stock and restricted stock units, is subject to a restriction and not vested). Payment of the buy out price may be made in cash, shares or a combination of cash and shares as determined by the Committee in its sole discretion.

  MERGER, CONSOLIDATION OR SIMILAR EVENTS

     If the Company undergoes a Business Combination, then upon the completion of the Business Combination:

     - All outstanding options and SARs will become fully exercisable in accordance with the applicable award agreement (whether or not otherwise exercisable by their terms and whether or not any associated performance objectives have then been met);

     - All remaining restrictions on outstanding restricted stock and restricted stock units will lapse as of the date of the transaction; and

     - All restrictions and conditions imposed on stock units, cash awards or other performance-based awards will lapse and all performance objectives imposed on performance-based awards will be deemed to have been met.

       The amount paid to settle such stock units or other performance-based awards and the amount of cash distributed in settlement of the cash awards will be determined as follows:

     - The value of the stock units, the amount of the cash award or, in the case of a performance-based award, the target award or, if greater in amount, the award level actually achieved immediately before the effective date of the Business Combination will be multiplied by

     - The number of whole months between the beginning of the period over which time-based restrictions on stock units and cash awards otherwise would have been measured or, in the case of performance-based awards, the beginning of the period over which performance goals were to be measured and the date of the Business Combination, and such result will be divided by

     - The period (expressed in months) over which time-based restrictions on stock units and cash awards otherwise would have been measured or, in the case of performance-based awards, the period over which performance goals were to have been measured.

For purposes of the 2005 Plan, a "Business Combination" includes:

     - With respect to any participant, any event that is defined as a "change in control" (or an analogous term) under any written agreement between such participant and the Company or any Company subsidiary, but only to the extent specified in that written agreement; and

     - Any merger or consolidation of the Company or the exchange of Company shares for the securities of another entity (other than a subsidiary of the Company) that has acquired the Company's assets or which is in control (as defined in the Tax Code) of an entity that has acquired the Company's assets but only if (i) immediately after the transaction or series of related transactions, the persons who owned a majority of the voting power of the Company immediately before the transaction own less than a majority of the voting power of the Company and (ii) the terms of the plan or agreement providing for the transaction or series of related transactions are binding on all holders of shares (other than dissenting shareholders).

  AMENDMENT, MODIFICATION AND TERMINATION OF PLAN

     The 2005 Plan became effective on March 31, 2005, the date it was approved by the Company's Board of Directors, subject to approval of the 2005 Plan by the Company's shareholders. If the 2005 Plan is approved by our shareholders, it will remain in effect until March 31, 2015.

     The Board or the Committee may terminate, suspend or amend the 2005 Plan at any time without shareholder approval except to the extent that shareholder approval is required to satisfy applicable requirements imposed by Rule 16b-3 under the Exchange Act, or any successor rule or regulation, applicable requirements of the Tax Code or any rules or requirements of any securities exchange, market or other quotation system on which the Company's securities are then listed or traded. No amendment of the 2005 Plan may (i) result in the loss of a Committee member's status as a "non-employee director" as defined in Rule 16b-3 under the Exchange Act or any successor rule or regulation, (ii) cause the 2005 Plan to fail to meet the requirements of Rule 16b-3 or (iii) except as otherwise provided in the 2005 Plan or in the participant's award agreement, adversely affect any award held by a participant without the consent of the participant.

     Before December 31, 2005, the Company and the Committee intend to amend the 2005 Plan (and, if necessary) award agreements to incorporate rules needed to avoid excise taxes arising under Section 409A of the Tax Code. See "U.S. TAX CONSEQUENCES -- SECTION 409A OF THE TAX CODE" below. The Company and the Committee believe that these amendments may be made without shareholder approval.

U.S. TAX CONSEQUENCES

  NON-QUALIFIED STOCK OPTIONS

     A participant who has been granted a non-qualified stock option will not realize taxable income at the time of grant, and the Company will not be entitled to a tax deduction at that time. In general, when the option is exercised, the participant will realize ordinary income in an amount equal to the excess of the fair market value of the acquired shares over the exercise price for those shares, and the Company will be entitled to a corresponding tax deduction. Any gains or losses realized by the participant upon disposition of the shares will be treated as capital gains or losses, and the participant's basis in such shares will be equal to the fair market value of the shares at the time of exercise.

  INCENTIVE STOCK OPTIONS

     A participant who has been granted an incentive stock option will not realize taxable income at the time of grant, and the Company will not be entitled to a tax deduction at that time. The exercise of an incentive stock option will not result in taxable income to the participant provided that the participant was, without a break in service, an employee of the Company or a subsidiary during the period beginning on the date of the grant of the option and ending on the date three months prior to the date of exercise (one year prior to the date of exercise if the participant's employment is terminated due to permanent and total disability). The excess of the fair market value of the shares at the time of the exercise of an incentive stock option over the exercise price is included in calculating the participant's alternative minimum taxable income for the tax year in which the incentive stock option is exercised unless the participant disposes of the shares in the year of exercise.

     If the participant does not sell or otherwise dispose of the shares within two years from the date of the grant of the incentive stock option or within one year after the transfer of such shares to the participant, then, upon disposition of such shares, any amount realized in excess of the exercise price will be taxed to the participant as capital gain and the Company will not be entitled to a corresponding tax deduction. The participant will generally recognize a capital loss to the extent that the amount realized is less than the exercise price.

     If the foregoing holding period requirements are not met, the participant will generally realize ordinary income at the time of the disposition of the shares, in an amount equal to the lesser of (i) the excess of the fair market value of the shares on the date of exercise over the exercise price, or (ii) the excess, if any, of the amount realized upon disposition of the shares over the exercise price, and the Company will be entitled to a corresponding tax deduction. Any amount realized in excess of the value of the shares on the date of exercise will be capital gain. If the amount realized is less than the exercise price, the participant will not recognize ordinary income, and the participant will generally recognize a capital loss equal to the excess of the exercise price over the amount realized upon the disposition of the shares.

  STOCK APPRECIATION RIGHTS

     A participant who has been granted an SAR will not realize taxable income at the time of the grant, and the Company will not be entitled to a tax deduction at that time. Upon the exercise of an SAR, the amount of cash or the fair market value of any shares received will be taxable to the participant as ordinary income and the Company will be entitled to a corresponding tax deduction. Any gains or losses realized by the participant upon disposition of any such shares will be treated as capital gains or losses, and the participant's basis in such shares will be equal to the fair market value of the shares at the time of exercise.

  RESTRICTED STOCK

     In general, a participant who has been granted a restricted stock award will not realize taxable income at the time of grant and the Company will not be entitled to a tax deduction at that time, assuming that the underlying shares are not transferable and that the restrictions create a "substantial risk of forfeiture" for federal income tax purposes. Upon the vesting of the shares subject to an award, the participant will realize ordinary income in an amount equal to the then fair market value of the shares, and the Company will be entitled to a corresponding tax deduction. Any gains or losses realized by the participant upon disposition of such shares will be treated as capital gains or losses, and the participant's basis in such shares will be equal to the fair market value of the shares at the time of vesting. A participant may elect pursuant to section 83(b) of the Tax Code to have income recognized at the date of grant of a restricted stock award and to have the applicable capital gain holding period commence as of that date. If a participant makes this election, the Company will be entitled to a corresponding tax deduction in the year of grant. If the participant does not make an election pursuant to Section 83(b), dividends paid to the participant during the restriction period will be treated as compensation income to the participant and the Company will be entitled to a corresponding tax deduction.

  PERFORMANCE-BASED STOCK UNITS AND RESTRICTED STOCK UNITS

     A participant who has been granted a performance-based stock unit or a restricted stock unit will not realize taxable income at the time of grant and the Company will not be entitled to a tax deduction at that time. The participant will have compensation income at the time of distribution equal to the amount of cash received and the then fair market value of the distributed shares, and the Company will then be entitled to a corresponding tax deduction.

  PERFORMANCE-BASED CASH AWARDS

     A participant who has been granted performance-based cash award units will not realize taxable income at the time of grant and the Company will not be entitled to a tax deduction at that time. The participant will have compensation income at the time of distribution equal to the amount of cash received, and the Company will then be entitled to a corresponding tax deduction.

  SECTION 162(m) OF THE TAX CODE

     As described above, awards granted under the 2005 Plan may qualify as "performance-based compensation" under Section 162(m) of the Tax Code in order to preserve federal income tax deductions by the Company with respect to annual compensation required to be taken into account under Section 162(m) that is in excess of $1 million and paid to one of the Company's five most highly compensated executive officers. To so qualify, options and other awards must be granted under the 2005 Plan by a committee consisting solely of two or more "outside directors" (as defined under regulations) and satisfy the 2005 Plan's limit on the total number of shares that may be awarded to any one participant during any calendar year. In addition, for awards other than options to qualify as "performance-based compensation," the issuance or vesting of the award, as the case may be, must be contingent upon satisfying one or more of the performance criteria described above, as established and certified by a committee consisting solely of two or more "outside directors."

  SECTIONS 280G AND 4999 OF THE TAX CODE

     Sections 280G and 4999 of the Tax Code impose penalties on persons who pay and persons who receive excess parachute payments. A parachute payment is the value of any amount that is paid to "disqualified individuals" (such as officers and highly paid employees of the Company or its subsidiaries) on account of a change in control. An excess parachute payment is a parachute payment that is equal to or greater than 300 percent of the participant's taxable compensation averaged over the five calendar years ending before the change in control (or over the participant's entire period of employment if that period is less than five calendar years). This average is called the "Base Amount."

     Some participants in the 2005 Plan may receive parachute payments in connection with a Business Combination. If this happens, the value of each participant's parachute payment from the 2005 Plan must be combined with other parachute payments the same participant is entitled to receive under other agreements or plans with the Company or any Company subsidiary, such as an employment agreement or a change in control agreement. If the combined value of all parachute payments is an excess parachute payment, the participant must pay an excise tax equal to 20 percent of the value of all parachute payments above 100 percent of the participant's Base Amount. This tax is due in addition to other federal, state and local income, wage and employment taxes. Also, neither the Company nor any Company subsidiary would be able to deduct the amount of a participant's excess parachute payment and the $1,000,000 limit on deductible compensation under Section 162(m) of the Tax Code is reduced by the amount of the excess parachute payment.

     The 2005 Plan addresses excess parachute payment penalties in two ways. Generally, if a participant in the 2005 Plan receives an excess parachute payment, the value of the payment is reduced to avoid the excess parachute penalties. However, the 2005 Plan also states that another approach will be taken if a 2005 Plan participant has another agreement with the Company or a Company subsidiary (such as an employment or a change in control agreement) that provides for a different approach.

  MISCELLANEOUS

     When a participant sells shares that the participant has received under an award, the participant will generally recognize long-term capital gain or loss if, at the time of the sale, the participant has held the shares for more than one year from the date the participant acquired the shares (or, in the case of a restricted stock award, more than one year from the date the shares vested unless the participant made an election pursuant to Section 83(b), described above). If the participant has held the shares for one year or less, the gain or loss will be short-term capital gain or loss.

  SECTION 409A OF THE TAX CODE

     Some grants under the 2005 Plan may be subject to deferred compensation rules imposed under Section 409A ("Section 409A") of the Tax Code. The IRS has not yet fully described the effect of Section 409A but it has issued some initial guidance that suggests that Section 409A will apply to SARs and, depending on their terms, to other forms of grants. The proceeds of any grant that is subject to Section 409A (such as a cash payment made to settle an SAR that is subject to Section 409A) will be subject to a 20 percent excise tax if those proceeds are distributed before the participant terminates employment with the Company and all Company subsidiaries or before the occurrence of other events specified in Section 409A (such as disability, death or a change in control as defined in Section 409A). Although penalties imposed under Section 409A are imposed on the participant (and not on the Company or any Company subsidiary), these penalties could reduce the value of grants subject to Section 409A and adversely affect the Company's ability to achieve the 2005 Plan's purposes.

     Because the IRS has not yet issued substantive guidelines, the Company has not been able to reflect the effect of Section 409A in the 2005 Plan. However, the Company intends that the 2005 Plan will be administered to avoid (or minimize) the effect of Section 409A and also intends that the 2005 Plan be amended, before December 31, 2005 (after substantive rules have been issued). This will allow the Company to implement the 2005 Plan's objectives immediately and in a manner that will minimize the effect of Section 409A.

     The following is a summary of how Section 409A may apply to various types of awards granted under the 2005 Plan:

     - Options. The Company believes that Section 409A will not apply to incentive stock options or to non-qualified stock options that have an exercise price at least equal to the fair market value of a share on the date the option is granted. However, if an SAR is granted in tandem with an option, both the option and the tandem SAR may be subject to Section 409A. This would mean that the proceeds from the exercise of the tandem SAR or the value of the shares acquired by exercising the related option would be subject to an additional 20 percent excise tax if those proceeds are distributed before the employee terminates employment. Unless additional guidance from the IRS changes this assessment, the Committee will not issue any tandem SARs. Also, the Committee will continue its historical practice of granting options with an exercise price at least equal to the fair market value of the shares subject to the option.

     - SARs. Based on initial guidance issued by the IRS, the Company believes that SARs will be affected by Code Section 409A. However, the IRS also has provided some permanent and temporary exemptions to this rule. Under these rules, SARs will not be subject to Code Section 409A if they must be exercised on a date specified when the grant is made or if they may be settled only in Company shares or they are issued in a pattern that has prevailed for a meaningful period before December 31, 2004. However, there is no exemption for tandem SARs. Unless additional guidance from the IRS changes this assessment, the Committee will not issue any tandem SARs and will not issue any stand alone SARs that do not qualify for an exemption from Section 409A.

     - Restricted Stock and Restricted Stock Units. Based on initial guidance from the IRS, the Company believes that Section 409A will not apply to any of these stock awards.

     - Stock Units. Based on initial guidance from the IRS, the Company believes that Section 409A will not apply to stock units issued under the 2005 Plan.

     - Cash Awards. Based on initial guidance from the IRS, the Company believes that Section 409A will not apply to cash awards issued under the 2005 Plan.

     - Performance-based Awards. Based on initial guidance from the IRS, the Company believes that Section 409A will not apply to performance-based awards issued under the 2005 Plan.

REQUIRED VOTE OF SHAREHOLDERS

     The affirmative vote of a majority of the Company's shares voting, in person or by proxy, on the proposal at the Annual Meeting is required to approve the 2005 Plan. The effect of an abstention on the approval of the 2005 Plan has the same effect as a "No" vote.

BENEFITS PROPOSED TO BE GRANTED UNDER THE 2005 PLAN

     No benefits or amounts have been granted, awarded or received under the 2005 Plan. Because awards to officers and employees are discretionary, no awards are determinable for these individuals at this time.

     Since 1994, the Company has granted a stock option to each Non-Employee Director upon joining the Board (the "Director Options"). In recent years, Director Options have been granted for 6,250 shares. If the 2005 Plan is adopted by the shareholders, it is anticipated that Director Options or other equity-based awards will be granted under the 2005 Plan to any new, Non-Employee Directors when such individual joins the Board. No individuals joined the Board of Directors in 2004 so that no Director Options would have been granted under the 2005 Plan if the 2005 Plan had been in effect in 2004. In March 2005, all Non-Employee Directors received a stock option to purchase 10,000 shares in recognition of service to the Company. Had the 2005 Plan been in effect at that time, these options may have been granted under the 2005 Plan.

RECOMMENDATION OF THE BOARD

     The Board of Directors recommends that shareholders vote FOR the approval of the 2005 Plan.

                            AUDIT COMMITTEE MATTERS

REPORT OF THE AUDIT COMMITTEE FOR THE FISCAL YEAR ENDED JANUARY 1, 2005

     In accordance with applicable SEC Rules, the Audit Committee has issued the following report:

  ROLE OF THE AUDIT COMMITTEE

     The Audit Committee currently consists of four directors and operates under the charter adopted by the Company's Board of Directors. Although the Company's shares are no longer listed on the NYSE, the Company utilizes the NYSE Rules to determine Audit Committee member independence, and each member of the Audit Committee qualifies as independent for purposes of the NYSE Rules as currently in effect. In accordance with its charter, the purpose of the Audit Committee is to (a) assist the Board of Directors with respect to its oversight of: (i) the integrity of the Company's financial statements; (ii) the Company's compliance with legal and regulatory requirements; (iii) the Company's independent registered public accounting firm's qualifications and independence; and (iv) the performance of the Company's internal audit function and independent registered public accounting firm; and (b) prepare an audit committee report that in accordance with the SEC rules, is required to be included in the Company's annual proxy statement. The Audit Committee's charter was recently amended upon review by the Audit Committee and is included as Appendix A to this Proxy Statement.

  REVIEW AND DISCUSSION WITH INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     In fulfilling its oversight responsibility as to the audit process, the Audit Committee obtained from KPMG LLP ("KPMG") a written statement describing all relationships between the Company and KPMG that might bear on KPMG's independence consistent with Independence Standards Board Standard No. 1, Independence Discussions with the Audit Committees, as amended. The Audit Committee discussed with KPMG the independence of that firm in respect of the Company. In addition, the Audit Committee discussed with KPMG the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended.

  REVIEW AND DISCUSSION WITH MANAGEMENT

     The Audit Committee reviewed and discussed the audited consolidated financial statements of the Company as of and for the fiscal year ended January 1, 2005 with management and KPMG. Management has the responsibility for the preparation of the Company's consolidated financial statements and KPMG has the responsibility for performing an audit of those statements.

  CONCLUSION.

     Based on the Audit Committee's discussions with management and KPMG and its review of the report of KPMG to the Audit Committee, the Audit Committee recommended to the Board of Directors (and the Board approved) that the Company's audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended January 1, 2005 for filing with the SEC.

          SUBMITTED BY THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS:

    Harvey Weinberg, Chair    Janice Page    Edward M. Stan    David P. Lauer

PRE-APPROVAL POLICIES AND PROCEDURES

     Under applicable SEC Rules, the Audit Committee is required to pre-approve the audit and permitted non-audit services performed by the Company's independent registered public accounting firm. SEC Rules specify the types of non-audit services that an independent registered public accounting firm may not provide to its audit client and establish the Audit Committee's responsibility for administration of the engagement of the independent registered public accounting firm.

     Consistent with SEC Rules, the charter of the Audit Committee requires that the Audit Committee review and pre-approve all audit services and permitted non-audit services provided by the independent registered public accounting firm to the Company or any of its subsidiaries. The Audit Committee may delegate pre-approval authority to a member of the Audit Committee and if it does, the decisions of that member must be presented to the full Audit Committee at its next scheduled meeting.

FEES OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     On April 23, 2004, the Audit Committee appointed the accounting firm of KPMG LLP to serve as the independent registered public accounting firm of the Company for the 2004 fiscal year. Fees billed for services rendered by KPMG for each of the 2004 fiscal year and the 2003 fiscal year were as follows:

  AUDIT FEES

     The aggregate audit fees billed by KPMG for the 2004 and 2003 fiscal years were $415,000 and $433,300, respectively. These amounts include fees for professional services rendered by KPMG in connection with the audit of the Company's annual consolidated financial statements, the review of the interim consolidated financial statements included in the Company's Quarterly Reports on Form 10-Q and statutory audits of the Company's Mexican and French subsidiaries.

  AUDIT-RELATED FEES

     KPMG did not bill the Company for any audit-related fees for the 2004 fiscal year. For the 2003 fiscal year, audit-related fees billed by KPMG were $26,000. The fees under this category related to audits of the Company's employee benefit plans in 2003.

  TAX FEES

     The aggregate fees for tax services rendered by KPMG for the 2004 and 2003 fiscal years were $185,100 and $266,230, respectively. The services rendered by KPMG included preparation of the Company's U.S. federal and state corporate tax returns, tax consulting advice for the Company's U.S. and Mexican subsidiaries and assisting with the Company's IRS examination.

  ALL OTHER FEES

     The Company did not pay any other fees to KPMG for any other services in either the 2004 fiscal year or the 2003 fiscal year.

     All of the services rendered by KPMG to the Company and its subsidiaries during the 2004 and 2003 fiscal years were pre-approved by the Audit Committee or a member of the Audit Committee acting pursuant to authority delegated by the Audit Committee.

                 INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     As previously noted, the Company engaged KPMG as its independent registered public accounting firm to audit its consolidated financial statements for the 2004 fiscal year. KPMG, together with its predecessors, has served as the Company's independent registered public accounting firm since 1966. The Audit Committee will make its selection of the independent registered public accounting firm for the 2005 fiscal year later in the year.

     Representatives of KPMG are expected to be present at the Annual Meeting, will be given the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

                 SHAREHOLDER PROPOSALS FOR 2006 ANNUAL MEETING

     Proposals of shareholders intended to be presented at the 2006 Annual Meeting of Shareholders must be received by the Company no later than December 23, 2005, to be eligible for inclusion in the Company's proxy materials relating to the 2006 Annual Meeting. Timely received proposals may be included in next year's proxy materials if they comply with applicable SEC Rules.

     The SEC has promulgated rules relating to the exercise of discretionary voting authority under proxies solicited by the Board. If a shareholder intends to present a proposal at the 2006 Annual Meeting of Shareholders and does not notify the Company of the proposal by March 8, 2006, the management proxies of the Company will be entitled to use their discretionary voting authority, to the extent permitted by applicable law, should the proposal then be raised, without any discussion of the matter in the Company's proxy statement for the 2006 Annual Meeting.

     In each case, written notice must be given to the Company's Secretary, Daniel D. Viren, at the following address: R. G. Barry Corporation, 13405 Yarmouth Road N.W., Pickerington, Ohio 43147.

     Shareholders desiring to nominate candidates for election as directors at the 2006 Annual Meeting or to recommend candidates to the Nominating and Governance Committee of the Board must follow the procedures described in "ELECTION OF DIRECTORS -- NOMINATING PROCEDURES."

                    HOUSEHOLDING OF ANNUAL MEETING MATERIALS

     The SEC has implemented rules regarding the delivery of proxy materials (i.e., annual reports, proxy statements, proxy statements combined with a prospectus or any information statements provided to shareholders) to households. This method of delivery, often referred to as "householding," would generally permit the Company to send a single annual report and a single proxy statement to any household at which two or more different shareholders reside if the Company believes such shareholders share the same address, if such shareholder(s) have not opted out of the householding process. Each shareholder would continue to receive a separate notice of any meeting of shareholders and proxy card. The householding procedure reduces the volume of duplicate information you receive and reduces the Company's expenses. The Company may institute householding in the future and will notify registered shareholders who will be affected by householding at that time.

     Many brokerage firms and other holders of record have instituted householding. If your family has one or more "street name" accounts under which shares of the Company are beneficially owned, you may have received householding information from your broker, financial institution or other nominee in the past. Please contact the holder of record directly if you have questions, require additional copies of the Proxy Statement or our Annual Report to Shareholders for the 2004 fiscal year or wish to revoke your decision to household and thereby receive multiple copies. You should also contact the holder of record if you wish to institute householding. These options are available to you at any time.

                                 OTHER MATTERS

     As of the date of this Proxy Statement, the Board knows of no matter that will be presented for action at the 2005 Annual Meeting of Shareholders other than those discussed in this Proxy Statement. If any other matter requiring a vote of the shareholders properly comes before the Annual Meeting or any adjournment, the individuals acting under the proxies solicited by the Board will vote and act according to their best judgments in light of the conditions then prevailing.

     It is important that your proxy card be completed and returned promptly. Shareholders who do not expect to attend the Annual Meeting in person are urged to fill in, date, sign and return the enclosed proxy card in the self-addressed envelope provided.

                                          By Order of the Board of Directors,

                                          /s/ Thomas M. Von Lehman
                                          Thomas M. Von Lehman,
                                          President and Chief Executive Officer

April 22, 2005

                                                                      APPENDIX A

                         CHARTER OF THE AUDIT COMMITTEE
              OF THE BOARD OF DIRECTORS OF R. G. BARRY CORPORATION

I.  PURPOSE

     The purpose of the Audit Committee (or the "Committee") of the Board of Directors of R. G. Barry Corporation (the "Company") is to (a) assist the Board of Directors with respect to its oversight of: (i) the integrity of the Company's financial statements; (ii) the Company's compliance with legal and regulatory requirements; (ii) the independent auditor's qualifications and independence; and (iv) the performance of the Company's internal audit function and independent auditors; and (b) prepare an audit committee report that, in accordance with the rules and regulations promulgated by the Securities and Exchange Commission ("SEC"), is required to be included in the Company's annual proxy statement.

II.  MEMBERSHIP

     The Audit Committee shall be comprised of three or more independent directors.

     The members of the Audit Committee shall be qualified to serve on the Committee pursuant to the requirements of the New York Stock Exchange and the Sarbanes-Oxley Act of 2002 (the "Act") and the rules and regulations promulgated by the SEC pursuant to the Act.

     No director may serve as a member of the Audit Committee if such director serves on the audit committee of more than two other public companies unless the Board of Directors determines that such simultaneous service would not impair the ability of such director to effectively serve on the Audit Committee.

     All members of the Audit Committee shall be, or within a reasonable time after appointment shall become, financially literate. At least one member of the Audit Committee shall have accounting or related financial management expertise as interpreted by the Board of Directors in its business judgment. At least one member of the Audit Committee shall be a "financial expert," as such term is defined in the rules and regulations promulgated by the SEC pursuant to the Act.

     The members of the Audit Committee shall be nominated by the Nominating and Corporate Governance Committee of the Board of Directors (the "Nominating Committee") and appointed by the Board of Directors. The Nominating Committee shall recommend, and the Board of Directors shall designate, one member of the Audit Committee as Chair. Members shall serve until their resignation, retirement, removal by the Board of Directors or until their successors shall be appointed and qualified. No member of the Audit Committee shall be removed except by majority vote of the independent directors then in office.

III.  MEETINGS AND PROCEDURES

     The Audit Committee shall meet once every fiscal quarter or more frequently as it believes is necessary or appropriate to fulfill its duties and responsibilities.

     The Committee or its Chairperson shall also meet at least quarterly with
(a) the Company's management, (b) the Company personnel responsible for the internal control function and (c) the Company's independent auditors.

     The Committee may fix its own rules of procedure, which shall be consistent with the Company's Regulations and this Charter. The Chairperson of the Audit Committee or a majority of the members of the Committee may call a special meeting of the Audit Committee. A majority of the members of the Audit Committee shall constitute a quorum.

     If the Committee deems it necessary, the Committee, at its sole discretion, may retain special accounting, legal or other advisors to assist it, the cost of such independent expert advisors to be borne by the Company. The Committee shall have access to all books, records, facilities and personnel of the Company. The Committee may request any Company personnel, or outside legal counsel or outside auditors, to meet with the Committee or any of its members or advisors. The Company shall also bear the ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties, as determined by the Audit Committee.

     Following each of its meetings, the Audit Committee shall deliver a report (oral or written) of the meeting to the Board of Directors, including a description of all actions taken by the Audit Committee at the meeting. The Audit Committee shall keep written minutes of its meetings, which minutes shall be maintained with the books and records of the Company.

IV.  DUTIES AND RESPONSIBILITIES

     The Audit Committee shall:

  OUTSIDE AUDITORS

     1. At its sole discretion, select, appoint and retain the Company's independent auditors for each fiscal year, and determine the terms of engagement, including the proposed fees and terms of service.

     2. Have direct responsibility for the oversight and evaluation of the work of the independent auditors and, at its sole discretion, make decisions regarding the termination of the independent auditors when circumstances warrant.

     3. In consultation with management, review and, at the sole discretion of the Audit Committee, approve in advance all audit, and as provided in the Act, all permitted non-audit services. Approval of audit and permitted non-audit services may be made by one or more members of the Audit Committee as shall be designated by the Audit Committee, and the person or persons granted such approval shall report such approval to the Audit Committee at the next scheduled meeting of the Audit Committee.

     4. At least annually, obtain and review a report by the independent auditors addressing: the independent auditor's internal quality-control procedures, any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to address such issues; and (to assess the auditor's independence) all relationships between the independent auditor and the Company.

     5. Discuss with the independent auditors any disclosed relationships or services that may affect their objectivity and/or independence.

     6. Consider whether it is the Company's best interest to rotate independent auditors or lead and reviewing audit partners, and monitor the independent auditor's compliance with administrative rules and regulations, other legal and listing requirements that the lead and reviewing audit partner be rotated at least every five years.

     7. Determine hiring policies for employees or former employees of the independent auditor.

     8. Instruct the Company's independent auditors that they are ultimately accountable to the Audit Committee and that the Audit Committee is responsible for the selection, oversight, evaluation and termination of the independent auditors.

     9. Attempt to resolve all disagreements between the Company's independent auditors and management regarding financial reporting.

     10. Receive and review a report from the independent auditors on matters including:

          (a) Critical accounting policies and practices to be used;

          (b) Alternative GAAP treatments of financial information that have been discussed with management, the ramifications of these alternative treatments and the independent auditor's preferred method; and

          (c) All written communications between the independent auditors and management, such as management letters or schedules of unadjusted differences.

FINANCIAL STATEMENTS AND AUDIT RESULTS

     11. At least quarterly as may be appropriate, direct that one or more of its members discuss with management and the independent auditors the results of the independent auditors' review of the Company's interim financial statements, prior to the Company's quarterly earnings release or to filing of its Form 10-Q, whichever is earlier, as well as the Company's disclosure under "Management's Discussion and Analysis of Financial Condition and Results of Operations" ("MD&A").

     12. Review and discuss the Company's annual audited financial statements, the related auditor's report and the Company's MD&A with management and the independent auditors prior to recommending inclusion of the annual financial statements in the Company's Form 10-K to the Board. In particular, during and after the audit process:

          (a) Discuss with financial management and the independent auditors any new auditing and accounting principles and practices that must or may be adopted and their impact on the Company's financial statements.

          (b) Determine through discussion with the independent auditors that no limitations were placed by management on the scope of their audit or its implementation and that there was a free exchange of information between Company personnel and the independent auditors.

          (c) Discuss with the independent auditors their judgment about the quality, as well as the acceptability, of the accounting principles that the Company applies in its financial reporting.

          (d) Periodically discuss areas of known financial risk and uncertainty with management and management's plans to deal with these risks and uncertainties.

     13. At least annually, the Committee must also review: (i) any major issues regarding accounting principles and financial statement presentations (including significant changes in the Company's selection or application of accounting principles) and the adequacy of the Company's internal controls and special audit steps adopted in light of material control deficiencies; (ii) any analyses prepared by management or the independent auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of financial statements (including analysis of the effects of alternative GAAP methods on the financial statements); and (iii) the effect of regulatory and accounting initiatives on the Company's financial statements.

INTERNAL ACCOUNTING PROCEDURES AND CONTROLS

     14. Review with management, including the Company's executives responsible for internal auditing, and the independent auditors, reports and recommendations relating to the integrity of the Company's internal accounting procedures and controls, including, but not limited to:

          (a) All significant deficiencies in the design or operation of internal controls which could adversely affect the Company's ability to record, process, summarize, and report financial data, including any material weaknesses in internal controls identified by the independent auditor.

          (b) Any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal controls.

          (c) Any significant changes in internal controls or in other factors that could significantly affect internal controls, including corrective actions with regard to significant deficiencies and material weaknesses.

     15. Review and monitor the Company's plans for implementing any necessary or desirable improvements to its internal accounting procedures and controls.

     16. Review and evaluate the performance of the internal auditing function, including a review of the performance of the Company's executive or executives responsible for internal auditing and, if appropriate, recommend the selection of a new person or persons.

PROXY STATEMENT REPORTS

     17. Prepare, for inclusion in the Company's proxy statement, the annual Committee report required by the rules of the SEC.

MISCELLANEOUS

     18. Discuss generally earnings press releases as well as financial information and earnings guidance provided to analysts and rating agencies.

     19. Discuss risk management and risk assessment policies.

     20. Establish procedures for (i) the receipt, review, retention and treatment of accounting, internal control or auditing complaints received by the Company, and (ii) the confidential anonymous submission by the Company employees of concerns regarding questionable accounting or auditing matters.

V.  LIMITS OF RESPONSIBILITY

     The Committee shall be mindful that its role is one of oversight and that it is not the duty or responsibility of the Committee to conduct audits or to determine if the Company's financial statements are complete and accurate and in accordance with generally accepted accounting principles. It is the responsibility of the Company's management to prepare the financial statements and the responsibility of the Company's independent auditors to conduct the audit.

                                                                      APPENDIX B

                            R. G. BARRY CORPORATION

                         2005 LONG-TERM INCENTIVE PLAN

                                  1.00 PURPOSE

     This Plan is intended to foster and promote the Company's long-term financial success; to reward performance and to increase shareholder value by providing Participants appropriate incentives and rewards; to enable the Company to attract and retain the services of outstanding individuals upon whose judgment, interest and dedication the successful conduct of the Company's business is largely dependent; to encourage Participants' ownership interest in the Company; and to align the interests of management and directors with that of the shareholders.

                                2.00 DEFINITIONS

     When used in this Plan, the following terms will have the meanings given to them in this section unless another meaning is expressly provided elsewhere in this document or clearly required by the context. When applying these definitions and any other word, term or phrase used in this document, the form of any term, word or phrase will include any and all of its other forms.

     ACT. The Securities Exchange Act of 1934, as amended.

     ANNUAL MEETING. The annual meeting of the Company's shareholders.

     AWARD. Any Incentive Stock Option, Nonqualified Stock Option, Restricted Stock, Restricted Stock Unit, Stock Appreciation Right, shares of Stock, Stock Units and Cash Awards. Grants of Restricted Stock, Restricted Stock Units, Stock Units and Cash Awards may, as determined by the Committee in its sole discretion, constitute Performance-Based Awards, as described in Section 11.00.

     AWARD AGREEMENT. The written or electronic agreement between the Company and each Participant that describes the terms and conditions of each Award and the manner in which it will be settled if earned. If there is any conflict between the terms of this Plan and the terms of the Award Agreement, the terms of the Plan will prevail.

     BENEFICIARY. The individual a Participant designates to receive (or to exercise) any Plan benefits (or rights) that are unpaid (or unexercised) when the he or she dies. A Beneficiary may be designated only by following the procedures described in Section 15.02; neither the Company nor the Committee is required or permitted to infer a Beneficiary from any other source.

     BOARD. The Company's board of directors.

     BUSINESS COMBINATION. A transaction of the type described in Section 13.01.

     BUSINESS CRITERIA. One or more of the criteria listed in Section 11.02.

     CASH AWARD. Any Award that is granted to a Participant under Section 10.00 and which the Award Agreement specifies will be paid in cash.

     CAUSE. For purposes of this Plan and unless otherwise specified in the Award Agreement, with respect to any Participant who is an Employee:

          [1] Any act of fraud, intentional misrepresentation, embezzlement, misappropriation or conversion of any Company or Subsidiary asset or business opportunity;

          [2] Conviction of, or entering into a plea of nolo contendere to, a felony;

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          [3] Intentional, repeated or continuing violation of any of the
     Company's policies or procedures that occurs or continues after notice to the Participant that he or she has violated a Company policy or procedure; or

          [4] Any breach of a written covenant or agreement with the Company or any Subsidiary, including the terms of this Plan.

     CODE. The Internal Revenue Code of 1986, as in effect on the Effective Date or as amended or superseded after the Effective Date, and any applicable rulings or regulations issued under the Code.

     COMMITTEE.

          [1] In the case of Awards to Directors, the entire Board; or

          [2] In the case of all other Awards, the Board's compensation committee which also is a "compensation committee" within the meaning of Treas. Reg. sec.1.162-27(c)(4). The Committee will be comprised of at least three individuals [a] each of whom must be [i] an outside director, as defined in Treas. Reg. sec. 1.162-27(e)(3)(i) and [ii] a "non-employee director" within the meaning of Rule 16b-3 under the Act and [b] none of whom may receive remuneration from the Company or any Subsidiary in any capacity other than as a director, except as permitted under Treas. Reg. sec.1.162-27(e)(3).

     COMPANY. R. G. Barry Corporation, a corporation organized under the laws of Ohio, and all successors to it.

     DIRECTOR. Each member of the Board or of the board of directors of any Subsidiary who is not an Employee. For purposes of applying this definition, a Director's status will be determined as of the Grant Date applicable to each Award.

     DISABILITY. Unless the Committee specifies otherwise in the Award
Agreement:

          [1] With respect to any Award subject to Code sec.409A, the Participant is [a] unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than a continuous 12 months; or [b] by reason of any readily determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than 3 months under an accident and health plan covering employees of the Participant's employer; or

          [2] With respect to any other Award, as defined in Code sec.22(e)(3).

     DIVIDEND EQUIVALENT RIGHT. A right to receive the amount of any dividend paid on a Share of Stock underlying a Stock Unit, as provided in Section 9.03.

     EFFECTIVE DATE. The date this Plan is approved by the Board, subject to approval by the Company's shareholders.

     EMPLOYEE. Any individual who is a common law employee of the Company or of any Subsidiary. A worker who is classified as other than a common law employee but who is subsequently reclassified as a common law employee of an Employer for any reason and on any basis will be treated as a common law employee only from the date that reclassification occurs and will not retroactively be reclassified as an Employee for any purpose of this Plan.

     EXERCISE PRICE. The price, if any, at which a Participant may exercise an Award.

     FAIR MARKET VALUE. The value of one share of Stock on any relevant date, determined as follows:

          [1] If the shares are traded on an exchange (including the NASDAQ National Market System), the reported "closing price" on the relevant date if it is a trading day; otherwise on the next trading day.

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          [2] If the shares are traded over-the-counter with no reported closing price, the mean between the lowest bid and the highest asked prices on that quotation system on the relevant date if it is a trading day; otherwise on the next trading day; or

          [3] If neither subsection [1] nor [2] of this definition applies, the fair market value as determined by the Committee in good faith and, with respect to Incentive Stock Options, consistent with rules prescribed under Code sec.422.

     FREESTANDING SAR. A Stock Appreciation right that is not associated with an Option and is granted under Section 7.00.

     GRANT DATE. The later of [1] the date the Committee establishes the terms of an Award or [2] the date specified in the Award Agreement.

     INCENTIVE STOCK OPTION. Any Option granted under Section 5.00 that, on the Grant Date, meets the conditions imposed under Code sec.422(b) and is not subsequently modified in a manner inconsistent with Code sec.422.

     NONQUALIFIED STOCK OPTION. Any Option granted under Section 5.00 that is not an Incentive Stock Option.

     OPTION. The right granted under Section 5.00 to purchase a share of Stock at a stated price for a specified period of time. An Option may be either [1] an Incentive Stock Option or [2] a Nonqualified Stock Option.

     PARTICIPANT. Any Employee or Director to whom the Committee grants an Award. Designation of a Participant in any year will not require the Committee to designate that person to receive an Award in any other year or, once designated, to receive the same type or amount of Award granted to the participant in any other year. The Committee will consider the factors it deems pertinent to selecting Participants and in determining the type and amount of their respective Awards.

     PERFORMANCE-BASED AWARD. An Award granted subject to Section 11.00.

     PERFORMANCE PERIOD. The period over which the Committee will determine if a Participant has met conditions imposed on a Performance-Based Award.

     PLAN. The R. G. Barry Corporation 2005 Long-Term Incentive Plan.

     PLAN YEAR. The Company's fiscal year.

     PRIOR PLANS. The R. G. Barry Corporation 1997 Stock Incentive Plan and the
R. G. Barry Corporation 2002 Stock Incentive Plan.

     RESTRICTED STOCK. An Award granted under Section 6.01.

     RESTRICTED STOCK UNIT: An Award granted under Section 6.02.

     RESTRICTION PERIOD. The period over which the Committee will determine if a Participant has met conditions placed on Restricted Stock or Restricted Stock Units.

     RETIREMENT OR RETIRE. In the case of:

          [1] An Employee, Termination of Service after meeting the definition of normal or early retirement under the Company's tax-qualified defined benefit retirement plan (or if the Company does not maintain a tax-qualified defined benefit retirement plan the normal or early retirement definition included in the tax-qualified retirement plan that the Company most recently maintained and which included a definition of normal and early retirement), whether or not the Employee is then accruing (or ever has accrued) a benefit under any plan; and

          [2] In the case of Directors, their departure from the Board for any reason other than Disability or death after completing one full term as a Board member.

     STOCK. Common shares of the Company.

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     STOCK APPRECIATION RIGHT (OR "SAR"). An Award granted under Section 7.00 that is either a Tandem SAR or a Freestanding SAR.

     STOCK UNIT. An Award granted under Section 9.00.

     SUBSIDIARY. Any corporation, partnership or other form of unincorporated entity of which the Company owns, directly or indirectly, 50 percent or more of the total combined voting power of all classes of stock, if the entity is a corporation; or of the capital or profits interest, if the entity is a partnership or another form of unincorporated entity.

     TANDEM SAR. An SAR that is associated with an Option and which expires when that Option expires or is exercised, as described in Section 7.00.

     TERMINATION OF SERVICE (OR REFERENCES TO A PARTICIPANT'S SERVICE BEING TERMINATED). As applicable, [1] termination of the employee-employer relationship between a Participant and the Company and all Subsidiaries for any reason, [2] with respect to an Employee of a Subsidiary, a severance or diminution of the ownership relationship between the Company and that entity after which that entity is no longer a Subsidiary and after which that person is not an Employee of the Company or any entity that then is a Subsidiary or [3] cessation of a Director's service on the Board for any reason. However, (with respect to any Award that is not an Incentive Stock Option) and unless the Committee specifies otherwise either in the Award Agreement or subsequently, a Termination of Service will not have occurred solely because an Employee becomes a consultant to the Company or any Subsidiary but only if that consultant is providing bona fide services to the Company or any Subsidiary. Also, with respect to any Award (including an Incentive Stock Option), a Termination of Service will not have occurred while the Employee is absent from active employment for a period of not more than three months (or, if longer, the period during which reemployment rights are protected by law, contact or written agreement, including the Award Agreement, between the Participant and the Company) due to illness, military service or other leave of absence approved by the Committee.

                              3.00 ADMINISTRATION

     3.01 COMMITTEE DUTIES.

          [1] The Committee is granted all powers appropriate and necessary to administer the Plan. Consistent with the Plan's purpose, the Committee may adopt, amend and rescind rules and regulations relating to the Plan, to the extent appropriate to protect the interest of the Company and its shareholders, and has complete discretion to make all other decisions necessary or advisable for the administration and interpretation of the Plan. Any action by the Committee will be final, binding and conclusive for all purposes and upon all Participants.

          [2] The Committee (or the Board, as appropriate) also may amend the Plan and Award Agreements without any additional consideration to affected Participants to the extent necessary to avoid penalties arising under Code sec.409A, even if those amendments reduce, restrict or eliminate rights granted under the Plan or Award Agreement (or both) before those amendments.

     3.02 DELEGATION OF DUTIES. In its sole discretion, the Committee may delegate to any individual or entity (including Employees) that it deems appropriate any of its duties other than those described in Section 3.03[1] and [2].

     3.03 PARTICIPATION.

          [1] Consistent with the terms of the Plan, the Committee will:

             [a] Decide which Employees and Directors may become Participants;

             [b] Decide which Participants will be granted Awards;

             [c] Identify the type of Awards to be granted to each Participant;

             [d] Specify the terms and conditions imposed on any Awards granted;

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             [e] Develop the procedures through which an Award may be exercised;

             [f] Specify the circumstances under which the Company may cancel an Award or reacquire any Award or shares of Stock acquired through the Plan;

             [g] Impose any other terms and conditions the Committee believes are appropriate and necessary to implement the purpose of this Plan; and

             [h] Discharge the duties described in Section 11.00 with respect to Performance Based Awards.

          [2] The Committee may establish different terms and conditions:

             [a] For each type of Award;

             [b] For Participants receiving the same type of Award; and

             [c] For the same Participant for each Award the Participant receives, whether or not those Awards are granted at different times.

          [3] The Committee (or its delegate) will prepare and deliver an Award Agreement to each affected Participant with respect to each Award. The Award Agreement will describe:

             [a] The type of Award and when and how it may be exercised;

             [b] The effect of exercising an Award;

             [c] Any Exercise Price associated with the Award;

             [d] Any conditions that must be met before the Award may be exercised;

             [e] Any performance objectives imposed on Performance-Based Awards as described in Section 11.00;

             [f] When and how the Award may be exercised; and

             [g] Any other applicable terms and conditions affecting the Award.

          [4] No Award subject to Code sec.409A will be granted under this Plan to any person who is performing services only for an entity that is not an affiliate of the Company within the meaning of Code sec.414(b) and (c).

     3.04 CONDITIONS OF PARTICIPATION. By accepting an Award, each Participant agrees:

          [1] To be bound by the terms of the Award Agreement and the Plan and to comply with other conditions imposed by the Committee; and

          [2] That the Committee (or the Board, as appropriate) may amend the Plan and the Award Agreements without any additional consideration to the extent necessary to avoid penalties arising under Code sec.409A, even if those amendments reduce, restrict or eliminate rights granted under the Plan or Award Agreement (or both) before those amendments.

                           4.00 STOCK SUBJECT TO PLAN

     4.01 NUMBER OF SHARES.

          [1] Subject to Section 4.03, the number of shares of Stock that may be issued under the Plan is the sum of:

             [a] 500,000; plus

             [b] The number of shares of Stock that were authorized to be awarded under the Prior Plans but were not awarded under the Prior Plans; plus

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             [c] The number of shares of Stock that were awarded under the Prior
        Plans but which are subsequently forfeited under the terms of the Prior Plans.

          The terms of the Prior Plans will continue to apply to all awards issued under the Prior Plans while those awards are outstanding under the Prior Plans. However, the terms of this Plan will apply to Awards issued with respect to all shares of Stock described in Section 4.01[1][a], [b] and [c].

          [2] The shares of Stock to be delivered under the Plans may consist, in whole or in part, of treasury Stock or authorized but unissued Stock not reserved for any other purpose.

     4.02 UNFULFILLED AWARDS. Any Stock subject to an Award that, for any reason, is forfeited, cancelled, terminated, relinquished, exchanged or otherwise settled without the issuance of Stock or without payment of cash equal to the difference between the Award's Fair Market Value and its Exercise Price may again be granted under the Plan and, in the discretion of the Committee, may be subject to a subsequent Award.

     4.03 ADJUSTMENT IN CAPITALIZATION. If, after the Effective Date, there is a Stock dividend or Stock split, recapitalization (including payment of an extraordinary dividend), merger, consolidation, combination, spin-off, distribution of assets to shareholders, exchange of shares, or other similar corporate change affecting Stock, the Committee will appropriately adjust the number of Awards that may or will be granted to Participants in any Plan Year, the aggregate number of shares of Stock available for Awards under Section 4.01 or subject to outstanding Awards (as well as any share-based limits imposed under this Plan) the respective Exercise Prices and/or limitations applicable to outstanding or subsequently granted Awards and any other affected factor, limit or term applying to Awards. Any decision of the Committee under this section will be final and binding on all Participants and Beneficiaries.

     4.04 LIMITATIONS ON NUMBER OF SHARES ISSUABLE TO A PARTICIPANT. The aggregate number of shares of Stock with respect to which Awards may be granted under this Plan to any Participant in any calendar year will not exceed 200,000 (adjusted as provided in Section 4.03), including Awards that are cancelled or deemed to have been cancelled under Treas. Reg. sec.162-27(e)(2)(vi)(B) during the Plan Year granted.

                                  5.00 OPTIONS

     5.01 GRANT OF OPTIONS.

          [1] The Committee may grant Options to Participants who are Employees at any time during the term of this Plan. Options granted to Employees may be either [a] Incentive Stock Options or [b] Nonqualified Stock Options.

          [2] The Committee may grant Nonqualified Options to each Director at any time, subject to any terms and conditions imposed by the Committee on the Grant Date.

     5.02 OPTION PRICE. Except as provided in Section 5.04[2] and subject to later adjustment of the Exercise Price as provided in this Plan, each Option will bear an Exercise Price that is not less than the Fair Market Value of a share of Stock on the date it is granted.

     5.03 EXERCISE OF OPTIONS. Options awarded to a Participant under Section
5.01 may be exercised at the times and subject to the restrictions and conditions (including a vesting schedule) that the Committee specifies in the Award Agreement and to the terms of the Plan. However:

          [1] An Option may not be exercised for a fraction of a share (instead, fractional shares will be settled in cash);

          [2] The Committee may prohibit a Participant from exercising Options for fewer than the minimum number of shares specified by the Committee in the Award Agreement but only if this prohibition does not prevent a Participant from acquiring the full number of shares of Stock for which Options are then exercisable; and

          [3] Unless the Committee specifies otherwise in the Award Agreement, no Option may be exercised more than 10 years after its Grant Date.
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     5.04 INCENTIVE STOCK OPTIONS. Notwithstanding anything in the Plan to the contrary:

          [1] The aggregate Fair Market Value of the Stock (determined as of the Grant Date) with respect to which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under all option plans of the Company and all Subsidiaries) will not exceed $100,000 [or the amount specified in Code sec.422(d)], determined under rules issued under Code sec.422;

          [2] Each Incentive Stock Option granted to a Participant who owns [as defined in Code sec.424(d)] Stock possessing more than 10 percent of the total combined voting power of all classes of Stock or the combined voting power of any Subsidiary, determined under rules issued under Code sec.422, will bear an Exercise Price that is at least 110 percent of the Fair Market Value of a share of Stock on the Grant Date.

          [3] No Incentive Stock Option may be granted to any individual who is not an Employee on the Grant Date;

          [4] No Incentive Stock Option may be exercised more than 10 years after it is granted (five years if the Participant owns [as defined in Code sec.424(d)] Stock possessing more than 10 percent of the total combined voting power of all classes of Stock or the combined voting power of any Subsidiary), determined under rules issued under Code sec.422; and

          [5] The maximum number of shares of Stock that may be granted through Incentive Stock Options during the term of this Plan will not be greater than 500,000.

     5.05 PAYMENT FOR OPTIONS. The Committee will develop procedures through which a Participant may pay an Option's Exercise Price, including a cashless exercise or tendering shares of Stock the Participant already has owned for at least six months, either by actual delivery of the previously owned shares of Stock or by attestation, valued at their Fair Market Value on the exercise date, as partial or full payment of the Exercise Price.

     5.06 RESTRICTIONS ON TRANSFERABILITY. The Committee may impose restrictions on any shares of Stock acquired through an Option, including restrictions related to applicable federal securities laws, the requirements of any national securities exchange or system on which Stock is then listed or traded, or any applicable blue sky or state securities laws.

     5.07 RESTRICTIONS ON RELOAD/REPRICING. Regardless of any other provision of this Plan:

          [1] Neither the Company nor the Committee may "reprice" (as defined under rules issued by the exchange on which the Stock then is traded or, if the Stock is not then traded on an exchange, as defined under rules issued by the New York Stock Exchange) any Award without the prior approval of the shareholders; and

          [2] No Participant will be entitled to (and no Committee discretion may be exercised to extend to any Participant) to an automatic grant of additional Awards solely in connection with any exercise or settlement of an Award or otherwise.

                6.00 RESTRICTED STOCK AND RESTRICTED STOCK UNITS

     6.01 RESTRICTED STOCK. Subject to the terms of this Plan, the Committee may grant Restricted Stock to Participants at any time during the term of this Plan under terms and conditions that the Committee specifies in the Award Agreement and to the terms of the Plan.

          [1] Restricted Stock may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated until the end of the applicable Restriction Period. At the Committee's sole discretion, all shares of Restricted Stock will:

             [a] Be held by the Company as escrow agent during the Restriction Period; or

             [b] Be issued to the Participant in the form of certificates bearing a legend describing the restrictions imposed on the shares.

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          [2] Restricted Stock will be:

             [a] Forfeited (or if shares were issued to the Participant for a cash payment, those shares will be resold to the Company for the amount paid), if all conditions have not been met at the end of the Restriction Period, and again become available under the Plan; or

             [b] Released from escrow and distributed (or any restrictions described in the certificate removed) as soon as practicable after the last day of the Restriction Period, if all conditions have then been met.

          [3] During the Restriction Period, and unless the Award Agreement provides otherwise, each Participant to whom Restricted Stock has been issued:

             [a] May exercise full voting rights associated with that Restricted Stock; and

             [b] Will be entitled to receive all dividends and other distributions paid with respect to that Restricted Stock; provided, however, that if any dividends or other distributions are paid in shares of Stock, those shares will be subject to the same restrictions on transferability and forfeitability as the shares of Restricted Stock with respect to which they were issued.

     6.02 RESTRICTED STOCK UNITS. Subject to the terms of this Plan, the Committee may grant Restricted Stock Units to Participants at any time during the term of this Plan under terms and conditions that the Committee specifies in the Award Agreement and to the terms of the Plan.

          [1] Restricted Stock Units may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated.

          [2] Restricted Stock Units will be:

             [a] Forfeited, if all conditions have not been met at the end of the Restriction Period, and again become available under the Plan; or

             [b] As soon as practicable after all conditions have then been met, will be settled, in the Committee's discretion, [i] in shares of Stock equal to the number of Restricted Stock Units to be settled, [ii] for cash equal to the number of Restricted Stock Units to be settled multiplied by the Fair Market Value of a share of Stock on the settlement date or [iii] in a combination of shares of Stock or cash (computed under subsection 6.02[2][b][i] and [ii]).

          [3] If Restricted Stock Units are settled, [a] in shares of Stock, the number of shares of Stock distributed will be equal to the number of Restricted Stock Units to be settled, [b] cash, the amount distributed will be equal to the number of Restricted Stock Units to be settled multiplied by the Fair Market Value of a share of Stock on the settlement date or [c] in a combination of shares of Stock or cash, the number of shares of Stock distributed and the amount of cash distributed will be computed under subsection 6.02[3][b] and [c].

          [4] During the Restriction Period, Participants may not exercise any voting rights associated with the shares of Stock underlying his or her Restricted Stock Units or to receive any dividends or other distributions otherwise payable with respect to the shares of Stock underlying his or her Restricted Stock Units.

                         7.00 STOCK APPRECIATION RIGHTS

     The Committee may grant Freestanding SARs and Tandem SARs (or a combination of each) to Participants at any time during the term of this Plan.

          [1] The Exercise Price specified in the Award Agreement will:

             [a] In the case of a Freestanding SAR and subject to later adjustment as provided in this Plan, never be less than 100 percent of the Fair Market Value of a share of Stock on the date it is granted; and
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             [b] In the case of a Tandem SAR, never be less than the Exercise
        Price of the related Option.

          [2] Tandem SARs may be exercised with respect to all or part of the shares of Stock subject to the related Option by surrendering the right to exercise the equivalent portion of the related Option. However:

             [a] A Tandem SAR may be exercised only with respect to the shares of Stock for which its related Option is then exercisable;

             [b] A Tandem SAR will expire no later than the date the related Option expires;

             [c] The value of the payout with respect to a Tandem SAR related to an Incentive Stock Option will not be more than 100 percent of the difference between the Exercise Price of the related Option and the Fair Market Value of the shares of Stock subject to the related Option at the time the Tandem SAR is exercised; and

             [d] A Tandem SAR related to an Incentive Stock Option may be exercised only if the Fair Market Value of the shares of Stock subject to the related Option is greater than the Option's Exercise Price.

          [3] Freestanding SARs will be exercisable subject to the terms the Committee specifies in the Award Agreement and to the terms of the Plan.

          [4] A Participant exercising an SAR will receive an amount equal to:

             [a] The difference between the Fair Market Value of a share of Stock on the exercise date and the Exercise Price; multiplied by

             [b] The number of shares of Stock with respect to which the SAR is exercised.

     Unless otherwise specified in the Award Agreement, all SARs will be settled in shares of Stock.

                    8.00 OTHER STOCK AWARDS TO PARTICIPANTS

     The Committee may grant Awards of shares of Stock to any Participant as an incentive, bonus or in lieu of any retainer due to a Director as it determines to be in the best interests of the Company and subject to such other terms and conditions as it deems appropriate.

                                9.00 STOCK UNITS

     9.01 STOCK UNIT AWARDS. The Committee may, in its discretion, grant Stock Units to Participants. Stock Units will be subject to any terms and conditions, including vesting that the Committee specifies in the Award Agreement and to the terms of the Plan. Stock Units may constitute Performance-Based Awards, as described in Section 11.00. The Award Agreement will state the form in which the Stock Unit is to be settled and when the Stock Unit will be settled. Shares of Stock issued through a Stock Unit Award may be issued with or without payment by the Participant as required by applicable law or any other consideration specified by the Committee. The Award Agreement will specify if the Participant granted a Stock Unit also will be entitled to a Dividend Equivalent Right.

     9.02 SETTLING OF STOCK UNITS. One share of Stock will be issued for each Stock Unit to be settled in shares of Stock unless the Award Agreement provides for settlement in cash or partially in cash and partially in shares of Stock. If all or part of any Stock Unit Award is to be settled in cash, the amount distributed will be the Fair Market Value of the number of shares of Stock that otherwise would have been distributed to settle the Stock Unit.

     9.03 DISPOSITION OF DIVIDEND EQUIVALENT RIGHTS. The right to receive the amount of any Dividend Equivalent Right will be forfeited or paid in cash or in the form of additional Stock Units (as provided in the Award Agreement) when the associated Stock Unit is forfeited or settled.

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                               10.00 CASH AWARDS

     The Committee may, in its discretion, grant Cash Awards. Cash Awards [1] will be subject to the terms and conditions, including vesting, that the Committee specifies in the Award Agreement and to the terms of the Plan and [2] may constitute Performance-Based Awards under Section 11.00. The maximum annual Cash Award that may be paid to any Participant in any single Plan Year under this Plan is not more than $500,000.

                         11.00 PERFORMANCE-BASED AWARDS

     11.01 GENERALLY. Any Restricted Stock, Restricted Stock Units, Stock Units or Cash Awards granted under the Plan may be granted in a manner that qualifies as "performance-based compensation" under Code sec.162(m). As determined by the Committee in its sole discretion, either the granting or vesting of Performance-Based Awards will be based on achieving performance objectives derived from one or more of the Business Criteria over the Performance Period established by the Committee.

     11.02 BUSINESS CRITERIA.

          [1] The Business Criteria imposed on Performance-Based Awards will be one or more of the following and may be applied solely with reference to the Company (or Subsidiary) or relatively between the Company (and/or a Subsidiary) and one or more unrelated entities:

             [a] Cash flow;

             [b] Earnings (including gross margin, earnings before interest and taxes, earnings before taxes and net earnings);

             [c] Earnings per share;

             [d] Growth in earnings or earnings per share;

             [e] Stock price;

             [f] Return on equity or average shareholders' equity;

             [g] Total shareholder return;

             [h] Return on shareholder equity;

             [i] Return on assets or net assets;

             [j] Return on investment;

             [k] Revenue;

             [l] Income or net income;

             [m] Operating income or net operating income;

             [n] Operating profit or net operating profit (whether before or after taxes);

             [o] Operating margin;

             [p] Return on operating revenue;

             [q] Market share;

             [r] Overhead or other expense reduction;

             [s] Growth in shareholder value relative to the moving average of the S&P 500 Index or a peer group index; and

             [t] Strategic plan development and implementation.

          [2] Different Business Criteria may be applied to individual Participants or to groups of Participants and, as specified by the Committee, may be based on the results achieved [a] separately by Company or any Subsidiary, [b] any combination of the Company and its Subsidiaries, or [c] any combination of segments, products or divisions of the Company and Subsidiaries.

     11.03 ESTABLISHMENT OF PERFORMANCE GOALS. With respect to Performance-Based Awards, the Committee will establish in writing [1] the performance objectives to be applied and the Performance Period over which their achievement will be measured, [2] the method for computing the Cash Award or other Award that will be granted or earned if (and to the extent that) those performance objectives are met and [3] the Participants or class of Participants to which the performance objectives apply. Performance objectives will be established in writing no later than 90 days after the beginning of the applicable Performance Period (but in no event after 25 percent of the Performance Period has elapsed).

     11.04 CERTIFICATION OF PERFORMANCE. No Performance-Based Award will be paid to (or vest with respect to) any Participant for any Performance Period until the Committee certifies in writing that the associated objective performance objectives (and all other material conditions) imposed as a condition of receiving that Award have been met.

     11.05 MODIFICATION OF PERFORMANCE-BASED AWARDS. Once established, the Committee may not revise any performance objectives associated with a Performance-Based Award or increase the amount of the Cash Award or other Award that may be paid or earned if those performance objectives are met. However, the Committee may reduce or eliminate the Cash Award or other Award that may be paid or earned if those performance objectives are met.

         12.00 TERMINATION OF SERVICE/LIMITS ON EXERCISABILITY/BUYOUTS

     12.01 EFFECT OF TERMINATION OF SERVICE ON AWARDS OTHER THAN
PERFORMANCE-BASED AWARDS. Unless otherwise specified in the Award Agreement and subject to Sections 12.03 and 12.04, all Awards (other than Performance-Based Awards) will be exercisable or forfeited upon a Termination of Service as provided in this section:

          [1] DEATH. If a Participant's Service Terminates because of death, [a]all outstanding Restricted Stock, Restricted Stock Units, Freestanding SARs, Stock, Stock Units or Cash Awards (whether or not then vested) will be settled as provided in the Award Agreement and [b] all Options and Tandem SARs (whether or not then exercisable) may be exercised by the Participant's Beneficiary anytime before the earlier of the expiration date specified in the Award Agreement or one year after the Participant's death.

          [2] DISABILITY. If a Participant's Service Terminates because of Disability, [a] all outstanding Restricted Stock, Restricted Stock Units, Freestanding SARs, Stock, Stock Units or Cash Awards (whether or not then vested) will be settled as provided in the Award Agreement and [b] all Options and Tandem SARs (whether or not then exercisable) may be exercised by the Participant (or his or her Beneficiary) anytime before the earlier of the expiration date specified in the Award Agreement or one year after the Participant Terminates.

          [3] RETIREMENT. If a Participant's Service Terminates because of Retirement, [a] all outstanding Restricted Stock, Restricted Stock Units, Freestanding SARs, Stock, Stock Units or Cash Awards (whether or not then vested) will be settled as provided in the Award Agreement and [b] all Options and Tandem SARs (whether or not then exercisable) may be exercised by the Participant (or the Participant's Beneficiary) anytime before the expiration date specified in the Award Agreement. However, any Incentive Stock Option that is not exercised within three months of the Participant's Retirement will be treated as a Nonqualified Stock Option.

          [4] VOLUNTARY TERMINATION OF SERVICE BY PARTICIPANT. If a Participant who is an Employee voluntarily Terminates Service before Retirement, [a]all vested Restricted Stock, Restricted Stock Units, Freestanding SARs, Stock, Stock Units or Cash Awards will be settled as provided in the Award Agreement, [b] all exercisable Options and Tandem SARs may be exercised by the Participant (or the

     Participant's Beneficiary) any time before the earlier of the expiration date specified in the Award Agreement or three months after the Participant's voluntary Termination of Service and [c] all Awards that are not vested or excisable on the date the Participant voluntarily Terminates Service will be forfeited.

          [5] INVOLUNTARY TERMINATION OF SERVICE WITHOUT CAUSE. If the Service of a Participant who is an Employee is Terminated involuntarily without Cause, [a] all vested Restricted Stock, Restricted Stock Units, Freestanding SARs, Stock, Stock Units or Cash Awards will be settled as provided in the Award Agreement, [b] all exercisable Options and Tandem SARs may be exercised by the Participant (or the Participant's Beneficiary) any time before the earlier of the expiration date specified in the Award Agreement or three months after the Participant's Service is involuntarily Terminated without Cause and [c] all Awards that are not vested or excisable on the date the Participant's Service is involuntarily Terminated without Cause will be forfeited.

          [6] INVOLUNTARY TERMINATION OF SERVICE WITH CAUSE. If the Service of a Participant who is an Employee is Terminated involuntarily for Cause, all outstanding Awards (whether or not then exercisable) will be forfeited.

     12.02 EFFECT OF TERMINATION OF SERVICE ON PERFORMANCE-BASED AWARDS. Unless the Committee provides otherwise in the Award Agreement or subsequently, a Participant will forfeit all Performance-Based Awards if, before the end of a Performance Period:

          [1] His or her Service is Terminated involuntarily for any reason, or

          [2] He or she Terminates Service voluntarily.

     However, if, before the end of a Performance Period, a Participant dies, becomes Disabled, Retires or his or her Service is involuntarily Terminated without Cause and the Committee determines (under Section 11.04) that the performance objectives established for that period are met, such Participant or the Beneficiary of a deceased, Participant will receive a partial award equal to:

          [3] The Cash Award and/or other Award that would have been paid to that Participant at the end of the Performance Period during which the Participant dies, becomes Disabled, Retired or was involuntarily Terminated without Cause; multiplied by

          [4] The number of whole years between the beginning of the Performance Period and the date the Participant dies, became Disabled, Retired or was involuntarily Terminated without Cause;

          [5] The number of whole years included in the Performance Period.

     12.03 OTHER LIMITS ON EXERCISABILITY. Regardless of any other provision of the Plan, all unexercised Awards granted to a Participant will be forfeited if that Participant, before his or her Termination of Service or after Termination of Service but while any Award remains exercisable:

          [1] Without the Committee's written consent, which may be withheld for any reason or for no reason, serves (or agrees to serve) as an officer, director or employee of any proprietorship, partnership or corporation or becomes the owner of a business or a member of a partnership that competes with any portion of the Company's (or a Subsidiary's) business or renders any service (including business consulting) to entities that compete with any portion of the Company's (or a Subsidiary's) business;

          [2] Refuses or fails to consult with, supply information to, or otherwise cooperate with, the Company after having been requested to do so; or

          [3] Deliberately engages in any action that the Committee concludes harms the Company or any Subsidiary.

     12.04 BUY OUT OF SECTION 12.00 AWARDS. At any time, the Committee, in its sole discretion and without the consent of the Participant, may cancel any or all outstanding Options, SARs, Restricted Stock, Restricted Stock Units and Stock Units (collectively, "Section 12.00 Awards") held by that Participant by providing to that Participant written notice ("Buy Out Notice") of its intention to exercise the rights reserved in this section. If a Buy Out Notice is given, the Company also will pay to each affected Participant the difference between [1] the Fair Market Value of each (or portion of each) Section 12.00 Awards) to be cancelled and [2] the Exercise Price associated with each cancelled Section 12.00 Award. However, unless otherwise specified in the Award Agreement, no payment will be made with respect to any Section 12.00 Award that is not exercisable (or, in the case of Restricted Stock and Restricted Stock Units, still is subject to a restriction and not vested) when cancelled under this section. The Company will complete any buy out made under this section as soon as administratively possible after the date of the Buy Out Notice. At the Committee's option, payment of the buy out amount may be made in cash, in whole shares of Stock or partly in cash and partly in shares of Stock. The number of whole shares of Stock, if any, included in the buy out amount will be determined by dividing the amount of the payment to be made in shares of Stock by the Fair Market Value as of the date of the Buy Out Notice.

                  13.00 MERGER, CONSOLIDATION OR SIMILAR EVENT

     13.01 DEFINITION OF BUSINESS COMBINATION.

          [1] Any event that is defined as a "change in control" (or analogous term) under any other written agreement with the Company or any Subsidiary, but only to the extent specified in that other agreement; or

          [2] Any transaction (or series of related transactions) that result in the merger or consolidation of the Company or the exchange of Stock for the securities of another entity (other than a Subsidiary) that has acquired the Company's assets or which is in control [as defined in Code sec.368(c)] of an entity that has acquired the Company's assets but only if [a] immediately after the transaction (or the end of a series of related transitions) the persons who owned a majority of the voting power of the Company immediately before the transaction (or the beginning of a series of related transaction) own less than a majority of the voting power of the Company and [b] the terms of the transaction (or series of related transactions) are binding on all holders of Stock (except to the extent that dissenting shareholders are entitled to relief under applicable law).

     13.02 EFFECT OF BUSINESS COMBINATION ON OPTIONS, SAR, RESTRICTED STOCK AND RESTRICTED STOCK UNITS. If the Company undergoes a Business Combination, [1]all Options and SARs that are then outstanding will become fully exercisable in accordance wit the terms of the Award Agreement (whether or not otherwise exercisable by the terms of the Award Agreement and whether or not any associated performance objectives have then been met), and [2] all remaining restrictions on outstanding Restricted Stock and Restricted Stock Units will lapse as of the date of the Business Combination.

     13.03 EFFECT OF BUSINESS COMBINATION ON STOCK UNITS, CASH OR PERFORMANCE-BASED AWARDS. If the Company undergoes a Business Combination, all restrictions and conditions imposed on Stock Units and Cash Awards will lapse and all performance objectives imposed on Performance-Based Awards will be deemed to have been met. The amount paid under this section will be [1] the value of affected Stock Units or the amount of affected Cash Awards or, in the case of Performance-Based Awards, the target award or, if higher, the award level actually achieved immediately before the effective date of the Business Combination, multiplied [2] by the number of whole months between the beginning of the period over which time-based restrictions on Stock Units and Cash Awards otherwise would have been measured or, in the case of Performance-Based Awards, the beginning of the period over which Performance Goals were to be measured and the date of the Business Combination and divided by [3] the period (expressed in whole months) over which time-based restrictions on Stock Units and Cash Awards otherwise would have been measured or, in the case of Performance-Based Awards, the period (expressed in whole months) over which Performance Goals were to have been measured.

     13.04 APPLICATION OF CODE SEC.280G. Except as otherwise provided in the Award Agreement or any other written agreement between the Participant and the Company or any Subsidiary then in effect, if the sum (or value) due under Sections 13.02 and 13.03 that are characterizable as parachute payments, when combined with other parachute payments attributable to the same event (whether or not that event is a Business

Combination), constitute "excess parachute payments" as defined in Code sec.280G(b)(1), the entity responsible for making those payments or its successor or successors (collectively, "Payor") will reduce the Participant's benefits under this Plan by the smaller of [1] the sum or the value of the payments due under Sections 13.02 and 13.03 or [2] the amount necessary to ensure that the Participant's total "parachute payment" as defined in Code sec.280G(b)(2)(A) under this and all other agreements will be $1.00 less than the amount that otherwise would generate an excise tax under Code sec.4999. If the reduction described in the preceding sentence applies, within 10 business days of the effective date of the event generating the payments, the Payor will apprise the Participant of the amount of the reduction ("Notice of Reduction"). Within 10 business days of receiving that information, the Participant may specify how (and against which benefit or payment source, including benefits and payment sources other than this Plan) the reduction is to be applied ("Notice of Allocation"). The Payor will be required to implement these directions within 10 business days of receiving the Notice of Allocation. If the Payor has not received a Notice of Allocation from the Participant within 10 business days of the date of the Notice of Reduction or if the allocation provided in the Notice of Allocation is not sufficient to fully implement the reduction described in this section, the Payor will apply the reduction described in this section proportionately based on the amounts otherwise payable under Sections 13.02 and
13.03 or, if a Notice of Allocation has been returned that does not sufficiently implement the reduction described in this section, on the basis of the reductions specified in the Notice of Allocation.

             14.00 AMENDMENT, MODIFICATION AND TERMINATION OF PLAN

     The Board or the Committee may terminate, suspend or amend the Plan at any time without shareholder approval except to the extent that shareholder approval is required to satisfy applicable requirements imposed by [1] Rule 16b-3 under the Act, or any successor rule or regulation, [2] applicable requirements of the Code or [3] any securities exchange, market or other quotation system on or through which the Company's securities are listed or traded. Also, no Plan amendment may [4] result in the loss of a Committee member's status as a "non-employee director" as defined in Rule 16b-3 under the Act, or any successor rule or regulation, with respect to any employee benefit plan of the Company, [5] cause the Plan to fail to meet requirements imposed by Rule 16b-3 or [6] without the consent of the affected Participant (except as specifically provided otherwise in the Plan or the Award Agreement), adversely affect any Award granted before the amendment, modification or termination. However, nothing in this section, the Plan or any Award Agreement will restrict the Committee's right to exercise the discretion retained in Section 12.04 or the Committee's or the Board's right to amend the Plan and any Award Agreements without any additional consideration to affected Employees to the extent necessary to avoid penalties arising under Code sec.409A, even if those amendments reduce, restrict or eliminate rights granted under the Plan or Award Agreement (or both) before those amendments.

                              15.00 MISCELLANEOUS

     15.01 ASSIGNABILITY. Except as provided in this section, an Award may not be transferred except by will or applicable laws of descent and distribution and, during the Participant's lifetime, may be exercised only by the Participant or the Participant's guardian or legal representative. However, with the Committee's written consent (which may be withheld for any reason or for no reason), a Participant or a specified group of Participants may transfer Awards (other than Incentive Stock Options) to a revocable inter vivos trust, of which the Participant is the settlor, or may transfer Awards (other than Incentive Stock Options) to any member of the Participant's immediate family, any trust, whether revocable or irrevocable, established solely for the benefit of the Participant's immediate family, or any partnership or limited liability company whose only partners or members are members of the Participant's immediate family ("Permissible Transferees"). Any Award transferred to a Permissible Transferee will continue to be subject to all of the terms and conditions that applied to the Award before the transfer and to any other rules prescribed by the Committee. A Permissible Transferee may subsequently transfer an Award but only to another Permissible Transferee and only after complying with the terms of this section as if the Permissible Transferee was a Participant.

     15.02 BENEFICIARY DESIGNATION. Each Participant may name a Beneficiary or Beneficiaries (who may be named contingently or successively) to receive or to exercise any vested Award that is unpaid or unexercised at the Participant's death. Each designation made will revoke all earlier designations made by the same Participant, must be made on a form prescribed by the Committee and will be effective only when filed in writing with the Committee. If a Participant has not made an effective Beneficiary designation, the deceased Participant's Beneficiary will be his or her surviving spouse or, if there is no surviving spouse, the deceased Participant's estate.

     15.03 NO GUARANTEE OF CONTINUING SERVICES. Nothing in the Plan may be construed as:

          [1] Interfering with or limiting the right of the Company or any Subsidiary to Terminate any Participant's employment at any time;

          [2] Conferring on any Participant any right to continue as an Employee or Director;

          [3] Guaranteeing that any Employee will be selected to be a Participant; or

          [4] Guaranteeing that any Participant will receive any future Awards.

     15.04 TAX WITHHOLDING. The Company will withhold from other amounts owed to a Participant, or require the Participant to remit to the Company, an amount sufficient to satisfy federal, state and local withholding tax requirements on any Award, exercise or cancellation of an Award or purchase of shares of Stock. If these amounts are not to be withheld from other payments due to the Participant (or if there are not other payments due to the Participant), the Company will defer payment of cash or issuance of shares of Stock until the earlier of:

          [1] Thirty days after the settlement date; or

          [2] The date the Participant remits the required amount.

     If the Participant has not remitted the required amount within 30 days of the settlement date, the Company will permanently withhold from the value of the Awards to be distributed the minimum amount required to be withheld to comply with applicable federal, state and local income, wage and employment taxes and distribute the balance to the Participant.

     In its discretion, the Committee may allow a Participant to elect, subject to conditions the Committee establishes, to reimburse the Company for this withholding obligation through one or more of the following methods:

          [3] By having shares of Stock otherwise issuable under the Plan withheld by the Company (but only to the extent of the minimum amount that must be withheld to comply with applicable state, federal and local income, employment and wage tax laws);

          [4] By delivering, including by attestation, to the Company previously acquired shares of Stock that the Participant has owned for at least six months;

          [5] By remitting cash to the Company; or

          [6] By remitting a personal check immediately payable to the Company.

     15.05 INDEMNIFICATION. Each individual who is or was a member of the Committee or of the Board will be indemnified and held harmless by the Company against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit or proceeding to which he or she may be made a party or in which he or she may be involved by reason of any action taken or not taken under the Plan as a Committee or Board member and against and from any and all amounts paid, with the Company's approval, by him or her in settlement of any matter related to or arising from the Plan as a Committee or Board member; or paid by him or her in satisfaction of any judgment in any action, suit or proceeding relating to or arising from the Plan against him or her as a Committee or Board member, but only if he or she gives the Company an opportunity, at its own expense, to handle and defend the matter before he or she undertakes to handle and defend it in his or her own behalf. The right of indemnification described in this section is not exclusive and is independent of any other rights of indemnification to which the individual may be entitled under the Company's organizational documents, by contract, as a matter of law, or otherwise.

     15.06 NO LIMITATION ON COMPENSATION. Nothing in the Plan is to be construed to limit the right of the Company to establish other plans or to pay compensation to its employees or Directors in cash or property, in a manner not expressly authorized by the Plan.

     15.07 REQUIREMENTS OF LAW. The grant of Awards and the issuance of shares of Stock will be subject to all applicable laws, rules and regulations and to all required approvals of any governmental agencies or national securities exchange, market or other quotation system. Also, no shares of Stock will be issued under the Plan unless the Company is satisfied that the issuance of those shares of Stock will comply with applicable federal and state securities laws. Certificates for shares of Stock delivered under the Plan may be subject to any stock transfer orders and other restrictions that the Committee believes to be advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange or other recognized market or quotation system upon which the Stock is then listed or traded, or any other applicable federal or state securities law. The Committee may cause a legend or legends to be placed on any certificates issued under the Plan to make appropriate reference to restrictions within the scope of this section.

     15.08 TERM OF PLAN. The Plan will be effective upon its adoption by the Board subject to the approval by the affirmative vote of the holders of a majority of the shares of voting Stock present in person or represented by proxy at the first Annual Meeting occurring after the Board approves the Plan. Subject to Section 14.00, the Plan will continue until the tenth anniversary of the date it is adopted by the Board or approved by the Company's shareholders, whichever is earliest.

     15.09 GOVERNING LAW. The Plan and all related agreements will be construed in accordance with and governed by the laws (other than laws governing conflicts of laws) of the United States and of the State of Ohio.

     15.10 NO IMPACT ON BENEFITS. Plan Awards are incentives designed to promote the objectives described in Section 1.00. Also, Awards are not compensation for purposes of calculating a Participant's rights under any employee benefit plan that does not specifically require the inclusion of Awards in calculating benefits.

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

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

                             R. G. BARRY CORPORATION
                    PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 20, 2005

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      The undersigned holder(s) of common shares of R. G. Barry Corporation (the "Company") hereby constitutes and appoints Edward Stan and Daniel Viren, and each of them, the lawful agents and proxies of the undersigned, with full power of substitution in each, to attend the Annual Meeting of Shareholders of the Company to be held on Friday, May 20, 2005, at the Company's executive offices, 13405 Yarmouth Road N.W., Pickerington, Ohio, at 11:00 a.m., local time, and any adjournment, and to vote all of the common shares which the undersigned is entitled to vote at such Annual Meeting or at any adjournment.

      WHERE A CHOICE IS INDICATED, THE COMMON SHARES REPRESENTED BY THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED OR NOT VOTED AS SPECIFIED. IF NO CHOICE IS INDICATED, THE COMMON SHARES REPRESENTED BY THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED IN ITEM NO. 1 AS DIRECTORS OF THE COMPANY AND, IF PERMITTED BY APPLICABLE LAW, FOR THE PROPOSAL IN ITEM NO.
2. IF ANY OTHER MATTERS ARE PROPERLY BROUGHT BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT OR IF A NOMINEE FOR ELECTION AS A DIRECTOR NAMED IN THE PROXY STATEMENT IS UNABLE TO SERVE OR FOR GOOD CAUSE WILL NOT SERVE, THE COMMON SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE DISCRETION OF THE INDIVIDUALS DESIGNATED TO VOTE THE PROXY, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ON SUCH MATTERS OR FOR SUCH SUBSTITUTE NOMINEE(S) AS THE DIRECTORS MAY RECOMMEND.


All proxies previously given or executed by the undersigned are hereby revoked. The undersigned acknowledges receipt of the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement for the May 20, 2005 meeting and the Annual Report to Shareholders for the fiscal year ended January 1, 2005.

R. G. BARRY CORPORATION
P.O. BOX 11094
NEW YORK, NY 10203-0094

            (Continued, and to be executed and dated on other side.)

[ ]   PLEASE FILL IN, SIGN, DATE AND RETURN PROMPTLY USING THE ENCLOSED
      ENVELOPE.

[X]   VOTES MUST BE INDICATED [x] IN BLACK OR BLUE INK.

1.    ELECTION OF DIRECTORS

 FOR ALL         [ ]         WITHHOLD FOR ALL       [ ]       *EXCEPTIONS

 NOMINEES:    ROGER LAUTZENHISER                 THOMAS VON LEHMAN
              GORDON ZACKS

*(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK THE "EXCEPTIONS" BOX AND STRIKE A LINE THROUGH THAT NOMINEE'S NAME.)

2.    APPROVAL OF THE R. G. BARRY CORPORATION 2005 LONG-TERM INCENTIVE PLAN.

      [ ]      FOR       [ ]      AGAINST         [ ]      ABSTAIN

3. THE INDIVIDUALS DESIGNATED TO VOTE THIS PROXY ARE AUTHORIZED TO VOTE, IN THEIR DISCRETION, UPON SUCH OTHER MATTERS (NONE KNOWN AT THE TIME OF SOLICITATION OF THIS PROXY) AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT.

      TO CHANGE YOUR ADDRESS, PLEASE MARK THIS BOX. [ ]

Please sign exactly as your name appears hereon. When common shares are registered in two names, both shareholders should sign. When signing as attorney, executor, administrator, guardian or trustee, please give full title as such. If shareholder is a corporation, please sign in full corporate name by President or other authorized officer. If shareholder is a partnership or other entity, please sign in entity name by authorized person. (Please note any change of address on this proxy card.)

   Date             Shareholder sign here             Co-Shareholder sign here